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                                                                    Exhibit 4.10

                                CREDIT AGREEMENT

                                   L67,000,000

                            DATED 16th December 2003

                          RIVERBANK HOTEL HOLDING B.V.
                                   as Borrower

                                     - and -

                               BANK HAPOALIM B.M.
                       (acting through its London branch)
                                     as Bank

                               HERZOG FOX & NEEMAN
                          ASIA HOUSE, 4 WEIZMANN STREET
                                TEL-AVIV, ISRAEL
                                TEL: 03 692 2020
                                FAX: 03 696 6464

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THIS CREDIT AGREEMENT is made on the 16th day of December 2003,

BETWEEN:

(1) RIVERBANK HOTEL HOLDING B.V., a limited liability company organised and existing under the laws of The Netherlands, with registered office at Dufaystraat 5-hs, 1075GR Amsterdam, The Netherlands (the "BORROWER"); and

(2) BANK HAPOALIM B.M., a banking corporation incorporated in the State of Israel, acting for the time being through its London branch at 8/12 Brook Street, London, W1Y 1AA, as bank (the "BANK").

RECITALS:

(A) The Borrower and the Bank entered into a term loan agreement on 1 April, 2003 and, thereafter, the Bank has extended additional financing by way of amendment of that agreement. This agreement amends and restates the terms of that agreement in their entirety.

(B) The Bank have agreed to make available to the Borrower a credit facility for the purposes set out in Section 3 (Purpose) upon and subject to the terms and conditions contained in this Agreement; and

(C) The Borrower wishes to accept the credit facility upon and subject to the terms and conditions contained in this Agreement.

(D) This Agreement is deemed to constitute an amendment within the meaning of paragraph 3 of Chapter 2 of the Charge over Shares dated 1 April 2002 which the parties acknowledge serves as security for this Agreement. Furthermore, the Debenture (in accordance with its terms) continues to serve as security for this Agreement.

IT IS AGREED as follows:

1.   DEFINITIONS AND INTERPRETATION

1.1  DEFINITIONS

     In this Agreement, the following terms shall have the following meanings:

      ACCOUNTS Each of the bank accounts required to be opened and maintained by the Borrower pursuant to Section 19 (Accounts).

      ADDITIONAL COSTS   In relation to any period, the rate calculated for such
      RATE               period by application of the formula set out in
                         Schedule 2.

      ADVANCE The principal amount of each borrowing under this Agreement.

      ADVANCE REQUEST    A request for the making of an Advance in
                         accordance with Section


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                         5.2 (Advance Requests and Drawdown).

      AGREEMENT          This Credit Agreement.

      A LOAN The loan having a principal maximum amount of up to L62,000,000 (sixty two million pounds sterling) plus the aggregate principal amount of all Deferred Interest Advances made during the A Loan Availability Period.

      A LOAN             The period commencing on the date of Financial Close
      AVAILABILITY       and ending on the earlier of:
      PERIOD

                         (a)   the date of Project Completion;

                         (b) the fourth (4th) anniversary of the Term Sheet Date; and

                         (c) the date on which the A Loan is fully drawn, cancelled or terminated pursuant to the terms of this agreement.

      A LOAN INTEREST    The rate of interest payable on the A Loan from time
      RATE               to time in accordance with Section 8 (Interest).

      A LOAN MARGIN      One and four-tenths of one percent (1.4%).

      A LOAN REPAYMENT   The earlier of:

      DATE

                         (a) the fifth (5th) anniversary of the Term Sheet Date; and

                         (b)    the Economic Completion Date.

      APPLICABLE LAW     Any applicable:

                         (a) national (or state) constitution, treaty, statute, code, law, by-law, legislation, regulation, ordinance, rule, judgement, rule of law, official order, judicial order, writ, decree, request, approval, concession, grant, franchise, licence, directive, guideline, policy, standard, plan requirement or restriction of any legally constituted public authority; and

                         (b) decision of, or determination by, or any interpretation or administration of any of the foregoing (whether or not having the force of law) of any governmental authority;

                         whether in effect as of the date hereof or thereafter and in each case as amended, re-enacted or replaced.

      APPROVED COSTS     These costs to be incurred by the Borrower in
                         connection with the Project and authorised by the Bank in accordance with the terms of this Agreement.



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      ARCHES             Arches numbered 122 to 128A Black Prince Road, Vauxhall
                         the subject of a lease dated 31 March 2000 between Railtrack Plc and MC Parking Limited (as varied by a deed of variation of the Lease dated 8 May 2003) which has been assigned to the Borrower.

      AUDITORS Mazars PaardeKooper Hoffman of Mazars Tower, Delflandlaand, Amsterdam, The Netherlands

      B LOAN The Loan having a principal maximum amount of up to sixty seven million pounds L67,000,000, equal to the outstanding amount of the A Loan on the date of the Advance of the B Loan.

      B LOAN INTEREST    The rate of interest payable on the B Loan from time to
      RATE               time in accordance with Section 8 (Interest).

      B LOAN MARGIN      One and one-tenth of one percent (1.1%)

      BANK'S INSURANCE   Risk Management Consultants Ltd., or such other
      CONSULTANT         replacement insurance consultant as may be appointed by
                         the Bank.

      BANK'S PROJECT     Gardiner & Theobold, or such other replacement
      MONITOR            technical adviser as may be appointed by the Bank.

      BORROWER CHARGE    The charge over each of the Accounts of the Borrower in
      OVER ACCOUNTS      favour of the Bank dated the date hereof, in the form
                         of Schedule 4 hereto.

      BUSINESS DAY       A day (other than a Saturday or Sunday) on which
                         banks are open for business in London.

      CHARGES OVER       (a)   the Borrower Charge over Accounts; and
      ACCOUNTS

                         (b)   the Operator Charge over Accounts.

      CHARGES OVER       (a)   The charges over shares dated 1 April 2002
      SHARES                   granted by the Shareholders in favour of the Bank
                               in respect of their shares in the Borrower, and

                         (b) the charges over shares dated the date of this agreement granted by the Borrower in favour of the Bank in respect of its shares in the Operator, in the form of Schedule 3 hereto.

      COLLATERAL         The assets subject to the Security Interests created by
                         the Security Documents.

      COLLATERAL         The duty of care warranties in favour of the Bank from:
      WARRANTIES

                         (a)   the Contractor;



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                         (b)   such sub-contractors of the Contractor as the
                               Bank may require; and

                         (c) each member of the Professional Team as the Bank may require,

                         in each case in form and substance acceptable to the Bank.

      COMPLETION AND     The guarantee dated the date of this agreement executed
      COST OVERRUN       by the Guarantors in favour of the Bank, in the form of
      GUARANTEE          Schedule 8 hereto.

      CONSTRUCTION       The agreement dated [               ] between the
      AGREEMENT          Borrower and the Contractor.

      CONSTRUCTION       The period from the date of the Initial Advance until
      PERIOD             Project Completion Date.

      CONSTRUCTION       The budget for the Construction Period submitted to the
      PERIOD BUDGET      Bank by the Borrower, as amended from time to time by
                         the Borrower with the consent of the Bank.

      CONSTRUCTION       The works to be performed pursuant to the Construction
      WORKS              Agreement.

      CONTRACTOR         Gear Construction Management Ltd., a company organized
                         and existing under the laws of England and Wales, with registered office at 10 Albert Embankment, London, SE1
                         7SP.

      DEBENTURE          The debenture dated 1 April,2003 granted by the
                         Borrower in favour of the Bank, in the form of
                         Schedule 6.

      DEBT SERVICE       In respect of a period, the aggregate amount of:

                         (a) all Financing Costs accrued or to be accrued during that period; and

                         (b) all repayments and/or prepayments of Financing Principal that fall due during that period.

      DEBT SERVICE       In respect of any period, the ratio of A:B where:
      COVER RATIO

                         A    Operating Profit for that period; and

                         B    Debt Service for that period.

      DEBT SERVICE       The bank account required to be opened and maintained
      RESERVE ACCOUNT    by the Borrower pursuant to Section 19 (Accounts).



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      DEFAULT            An Event of Default or a Potential Default.

      DEFAULT RATE       As defined in Section 8.4 (Default Interest).

      DEFERRED INTEREST  The Advances provided for the purposes of
      ADVANCES capitalisation of interest in accordance with Section 8.6(a) (Capitalisation of Interest).

      DIRECT AGREEMENT   The direct agreement to be entered into between the
                         Operator, the Borrower, the Bank and the Management
                         Company.

      DRAWDOWN DATE      In relation to any Advance, the date on which the
                         Advance is actually made.

      ECONOMIC           The Bank being satisfied that:
      COMPLETION

                         (a) for the previous 12 months (or such other period as the Bank may determine) preceding the date of calculation, the RevPar at the Hotel averaged at least L74.50 (seventy four pounds and fifty pence only); and

                         (b) the Debt Service Cover Ratio for the previous 12 months (or such other period as the Bank may determine) preceding the date of calculation, was at least 1.2:1.

      ECONOMIC           The date of the notice of the Auditor's addressed to
      COMPLETION DATE    the Bank, confirming that Economic Completion has taken
                         place.

      ECONOMIC           The fifth (5th) anniversary of the Term Sheet Date.
      COMPLETION
      DEADLINE

      ELSCINT Elscint Limited, a company incorporated in the State of Israel with registered number 52-003883-7 with registered office at 13 Moses Street, Tel Aviv, 67442, Israel.

      ENVIRONMENTAL      Any administrative, regulatory or judicial action,
      CLAIM              suit, demand letter, claim, Security Interest, notice
                         of non-compliance or violation or investigation or proceeding conducted or initiated by any Person as a result of, under or in connection with any violation of Environmental Law.

      ENVIRONMENTAL LAW  All Applicable Laws concerning health, safety, bio-diversity, dangerous substances or matters related to pollution or protection of the environment.

      ENVIRONMENTAL      All licences and approvals required under any
      LICENCE            Environmental Law.

      EQUITY             Each of:



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                         (a)  the share capital of the Borrower; and

                         (b)  the Shareholders Loans.

      EQUITY DOCUMENT    Each of:

                         (a)  the Shareholders Loan Agreements; and

                         (b)  the Subordination Agreement.


      EVENT OF DEFAULT   As defined in Section 20 (Defaults).

      EXISTING LOAN      The loan made by the Bank to the Borrower pursuant
                         to the Original Loan Agreement in an aggregate amount
                         (including capitalized interest) of L35,415,319.26
                         (thirty five million four hundred and fifteen three hundred and nineteen pounds and twenty six pence).

      FACILITY The credit facility denominated in pounds Sterling to be made available to the Borrower in accordance with the terms of this Agreement.

      FACILITY GUARANTEE a facility guarantee issued by the Bank to a third party pursuant to Section 10 (LCS and Facility Guarantees), in a form and substance satisfactory to the Bank.

      FACILITY OFFICE    The London branch of the Bank or such other
                         office as the Bank may designate by written notice to the Borrower as being the office through which the Bank will perform any or all of its obligations under this Agreement.

      FINAL MATURITY     The date falling ten (10) years after the Economic
      DATE               Completion Date.

      FINANCE DOCUMENTS  Each of:

                         (a)  this Agreement;

                         (b)  each Security Document;

                         (c)  each Equity Document; and

                         (d)  any other document designated as such by the Bank.

      FINANCIAL CLOSE    The date on which all of the conditions precedent
                         to the Initial Advance (as set out in Section 4
                         (Conditions Precedent) have been fulfilled or waived by the Bank in writing, which shall be no later


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                         than 31 December, 2003.

      FINANCIAL          Any indebtedness in respect of:
      INDEBTEDNESS

                         (a) moneys borrowed or debit balances at banks and other financial institutions;

                         (b) any debenture, bond, note, loan stock or other security;

                         (c)  any acceptance or documentary credit;

                         (d) receivables sold or discounted (otherwise than on a non-recourse basis);

                         (e) the acquisition cost of any asset to the extent payable before or after the time of acquisition or possession by the party liable where the advance or deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset;

                         (f) any lease entered into primarily as a method of raising finance or financing the acquisition of the asset leased;

                         (g) any currency swap or interest swap, cap or collar arrangement or any other derivative instrument;

                         (h) any amount raised under any other transaction having the commercial effect of a borrowing or raising of money; or

                         (i) any guarantee, indemnity or similar assurance against financial loss of any person.

      FINANCING COSTS    (a)  interest, fees, commissions and costs payable by
                              the Borrower under this Agreement;

                         (b) amounts ascertained as being payable by the Borrower under Section 12 (Taxes), Section 13 (Market Disruption), Section 14 (Increased Costs),
                              Section 23 (Stamp Duties) and Section 24
                              (Indemnities) of this Agreement; and

                         (c) any Taxes payable by the Borrower in respect of the above,

                         but excluding Financing Principal.

      FINANCING          Principal amounts outstanding under this Agreement.
      PRINCIPAL

      FIRST INTEREST     The earlier of the first Quarter Date falling after the
      PAYMENT DATE       three (3) month anniversary of



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                         (a)   the date of Practical Completion; or

                         (b)   the third anniversary of the Term Sheet Date.

      FURTHER            The further conditions precedent specified in Section
      CONDITIONS         4.2 (Further Conditions Precedent).
      PRECEDENT

      GOOD INDUSTRY      The exercise of that degree of skill, diligence,
      PRACTICE           prudence and foresight which would reasonably and
                         ordinarily be expected from a skilled and experienced person engaged in the same type of undertaking under the same or similar circumstances.

      GOVERNMENTAL       Any government, governmental department, ministry,
      AUTHORITY          cabinet, commission, board, bureau, agency, tribunal,
                         regulatory authority, instrumentality, judicial, legislative or administrative body or entity, domestic or foreign, federal, national, state, regional, provincial or local, having or exercising jurisdiction over the matter or matters in question.

      GUARANTEE          The several guarantees dated the date of this agreement
                         executed by:

                         (a)   the Red Sea Guarantors, jointly and severally;
                               and

                         (b)   Elscint,

                         each, in favour of the Bank, in respect of seven and one-tenth of one per cent (7.1%) of the total outstanding amounts (whether Financing Principal or Financing Costs) pursuant to this Agreement.

      GUARANTORS         Each of the Red Sea Guarantors and Elscint.

      HOTEL All that property and building known, or to be known, as the Riverbank Park Plaza Hotel

      HOTEL MANAGEMENT   The undertaking given by Park Plaza Europe Limited to
      UNDERTAKING        the Borrower, dated the date hereof.

      INITIAL ADVANCE    The first Advance to be made by the Bank.

      INSURANCE PROCEEDS All proceeds of Insurances or Additional Insurances including proceeds in respect of liabilities arising under any of the Project Documents whether by way of claims, adjustments thereof, return of premiums or otherwise.

      INSURANCE          The account to be opened by the Borrower and maintained
      PROCEEDS ACCOUNT   in accordance with Section 19 (Accounts).



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      INSURANCE          A letter to be entered into by the Borrower and the
      PROCEEDS LETTER    Bank, to the satisfaction of the Bank, setting out the
                         procedure for distribution of Insurance Proceeds.

      INSURANCES         All contracts and policies of insurance and
                         re-insurance of any kind which are required to be taken out by, or on behalf of or for the benefit of the Borrower in accordance with the Project Documents and the Finance Documents or in which the Borrower has an interest.

      INTELLECTUAL       All intellectual property rights, whether or not
      PROPERTY RIGHTS    patentable, including without limitation, rights in
                         algorithms, binary code, brands, business methods, computer programs, computer software, concepts, confidential information, firmware, composition of matter or materials, certification marks, collective marks, copyright, customer lists, data, databases, designs (whether registered or unregistered), derivative works, discoveries, distributor lists, documents, domain names, file layouts, formulae, goodwill, ideas, improvements, industrial designs, information, innovations, inventions, integrated circuits, know-how, logos, manufacturing information, mask works, materials, methods, moral rights, object code, original works of authorship, patents, patent applications, patent rights, including but not limited to any and all continuations, divisions, reissues, re-examinations or extensions, plans, processes, proprietary technology, reputation, research results, research records, semiconductor chips, service marks, software, source code, specifications, statistical models, supplier lists, systems, techniques, technology, trade secrets, trademarks, trade dress, trade names, trade styles, and technical information, and any rights analogous to the foregoing.

      INTEREST DUE DATE  The last day of any Interest Period on which date interest is payable by the Borrower to the Bank pursuant to Section 9 (Interest Periods).

      INTEREST PERIOD    As determined in accordance with Section 9
                         (Interest Periods).

      LC Any letter of credit issued or to be issued by the Bank to a third party pursuant to Section 10 (LCS and Facility Guarantees), such letter of credit to be in a form satisfactory to the Bank.

      LEASE The lease agreement over the site to be entered into between the Borrower and the Operator, in form and substance acceptable to the Bank.



                                       9
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      LIBOR              In respect of any Interest Period means the rate
                         displayed as of 11 a.m. London time on the second Business Day before the first day of that Interest Period on the FRBD page of the Reuter Monitor Money Rates Service (or such other page or service as may replace it) as being the interest rate offered in the Inter-bank Market for Sterling deposits for the same period as the relevant Interest Period (or if the periods are not the same, such period, if any, as the Lender determines to be substantially the same) but if no such offered quotation appears, the relevant rate shall be determined on the basis of the respective rates (as quoted to the Lender at its request) at which each Reference Bank is offering Sterling deposits for the relevant currency for the relevant Interest Period to prime banks in the Inter-bank Market at or about 11 a.m., on the second Business Day before the first day of the relevant Interest Period.

      LOAN ACCOUNT       The bank account required to be opened and
                         maintained by the Borrower pursuant to Section 19
                         (Accounts).

      MANAGEMENT COMPANY Park Plaza Hotel Europe Limited or such other hotel management company as shall be approved by the Bank in accordance with Section 20.20.

      MATERIAL ADVERSE   Any effect which in the opinion of the Bank:
      EFFECT

                         (a) is or is likely to be materially adverse to the ability of the Borrower or any other Obligor to perform or comply with any of its material obligations under the Transaction Documents in a timely manner; or

                         (b)  is or is likely to be materially prejudicial to:

                              (i) the interests of the Finance Parties under the Finance Documents;

                              (ii)   the business, operations or financial
                                     condition of the Borrower or any other
                                     Obligor;

                              (iii) the validity or enforceability of any of the Transaction Documents; or

                              (iv) the implementation or operation of the Project or the consummation of the transactions contemplated by the Transaction Documents.

      OBLIGOR            (a)  the Borrower;

                         (b) each Shareholder (other than Park Plaza Hotels Europe Limited)



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                         (c)  each Guarantor; and

                         (d)  the Operator.


      OPERATING ACCOUNT  Means the account to be opened by the Operator and maintained in accordance with Section 19
                         (Accounts).

      OPERATING BUDGET   The budget for the Operating Period submitted to
                         the Bank by the Borrower, as amended from time to time by the Borrower with the consent of the Bank.

      OPERATING PERIOD   The period from the date of commencement of
                         commercial operation of the Hotel until the Final
                         Maturity Date.

      OPERATING PROFIT   The combined gross operating profit of the
                         Operator (or such other party as shall operate the Hotel) before tax, plus:

                         (a) amortisation and depreciation; and

                         (b) rent paid by the Operator to the Borrower pursuant
                             to the lease of the Hotel,

                         calculated, in each case, in accordance with GAAP and:

                         1. in the case of a calculation with respect to a year ending on 30 June in any year, as shown in the two sets of half yearly financial statements relating to that year delivered to the Bank pursuant to this Agreement and with reference to the hotel operating accounts of the Operator for such period supplied pursuant to this Agreement.

                         2. in the case of a calculation with respect to a year ending on 31 December in any year, as shown in the financial statements relating to that year delivered to the Bank pursuant to and with reference to the hotel operating accounts of the Operator for such period supplied pursuant to this Agreement.

      OPERATOR Almaren Limited, a company organised and existing under the laws of England and Wales, with company number 4974811 to be known as Riverbank Hotel Operator Limited.

      OPERATOR CHARGE    The charge over the Operating Account to be granted by
      OVER ACCOUNTS      the Operator in favour of the Bank, in the form of
                         Schedule 5 hereto.

      ORIGINAL LOAN      The term loan agreement entered into by the Borrower
      AGREEMENT          and the Bank on 1 April, 2003, as amended from time to
                         time.

      OUTSTANDING        In relation to any LC or Facility Guarantee, the amount
                         stated in


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      LIABILITY AMOUNT   such documents to be the maximum amount for which the
                         Bank could be actually or contingently liable thereunder which, if not denominated in Sterling, shall be (for the purposes of this definition) converted into Sterling on the basis of the Bank's Spot Rate of Exchange two (2) days prior to issuance of such LC or Facility Guarantee.

      PARTY              A party to this Agreement.

      PERMITTED          (a)   any indebtedness arising under the Shareholder
      INDEBTEDNESS             Loan Agreements provided such indebtedness is
                               subject to the terms of the Subordinated Loan
                               Agreements;

                         (b) indebtedness not exceeding one million pounds Sterling (L1,000,000) in the aggregate at any time, incurred by the Borrower or the Operator in respect of its obligations under finance leases entered into in relation to the acquisition of furniture, fittings or other equipment for the Hotel;

                         (c) indebtedness incurred by the Operator to suppliers in the ordinary course of operation of the Hotel; and

                         (d) any other indebtedness of the Borrower or the Operator which is disclosed in writing to the Bank by the Borrower, and so approved in writing by the Bank.

      PERSON Any individual, company, firm, trust, organisation, corporation, state, political sub-division of a state, local, municipal or other Governmental Authority, association, joint venture or partnership (whether or not having separate legal personality) and any international organisation.

      PERMITTED          Any Security Interest over assets of the Borrower
      SECURITY INTERESTS arising solely by operation of law.

      POTENTIAL DEFAULT  Any event, act or condition which, with the giving of any notice or the lapse of time or the satisfaction of any other condition would constitute an Event of Default.

      PRACTICAL          The earlier of:
      COMPLETION

                         (a) six (6) months from the date of the first paying guest utilising the Hotel; or

                         (b) seventy five percent (75%) of rooms being certified by the Bank's Project Monitor as being available for commercial use.

      PROCEEDS ACCOUNT   The account to be opened by the Operator and
                         maintained in


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                         accordance with Section 19 (Accounts).

      PROFESSIONAL       The letters of appointment by the Borrower of members
      APPOINTMENTS       of the Professional Team, in form and substance
                         satisfactory to the Bank.

      PROFESSIONAL TEAM  Those contractors, sub-contractors, consultants and advisers set out in Schedule 13 hereto.

      PROJECT The project for the design, construction, operation and maintenance of the Hotel at 12-18 Albert Embankment, London SE1, in accordance with the Project Documents.

      PROJECT ACCOUNT    The account to be opened by the Borrower and
                         maintained in accordance with Section 19 (Accounts).

      PROJECT COMPLETION (a)   The completion of the Project such
                               that the Bank's Project Monitor shall be satisfied that:

                               (i)   the Project has been completed in all
                                     material respects in accordance with the Project Documents; and

                               (ii) the Hotel comprises 396 "first class" rooms and 66 serviced apartments; and

                               (iii) the Bank is satisfied on the basis of the
                                     monthly operating reports that the rooms are available for use.

      PROJECT COSTS      All costs and expenses paid and to be paid by the
                         Borrower, including without limitation:

                         (a) capital costs (including, purchase of all rights in relation to the Site);

                         (b)  operating costs and expenses;

                         (c)  maintenance costs;

                         (d) insurance premiums and other insurance related payments;

                         (e) administrative, management, legal, accounting and employee costs;

                         (f)  Taxes required to be paid by the Borrower; and

                         (g)  fees and commissions payable to the Bank.

      PROJECT DOCUMENTS  Each of:

                         (a) the Construction Agreement;

                         (b)  the Operation and Maintenance Agreement;

                         (c)  the Professional Appointments;

                         (d)  the Collateral Warranties; and

                         (e)  any other document designated as such by the Bank.

      PROJECT PERMIT     All authorizations, consents, approvals, resolutions,
                         licences, exemptions, filings or registrations required contractually, under any Applicable Law or otherwise to enable the Borrower or any other Person to perform its obligations under, or for the validity or enforceability of, or in connection with the consummation of the transactions contemplated by any Transaction Document or otherwise necessary in order for the Project to be implemented in accordance with the terms of the Transaction Documents.


      QUARTER DATE       31 March, 30 June, 30 September and 31 December (as
                         applicable).

      RED SEA GUARANTORS (a)   Red Sea Club Limited, a company incorporated in
                               the State of Israel with registered number
                               51-073654-9 whose address is 8 Hasadnot Street,
                               Herzlyia Pituach 46728, Israel;

                         (b) Atlantic Pacific Enterprises B.V., a company incorporated in The Netherlands with registered office at De Entree 11-13, 1101 BH Amsterdam Zuidoost; and

                         (c) Zilver-Berk B.V., a company incorporated in The Netherlands with registered office at De Entree 11-13, 1101 BH Amsterdam Zuidoost,

                         jointly and severally.

      REPAYMENT          Each instalment for repayment of the Advances referred
      INSTALMENT         to in Section 6 (Repayment).

      REV PAR The total of revenue from room income per total available rooms for any given period, calculated by multiplying average room rate achieved in the Hotel for a given period by the average room occupancy rate at the Hotel for that period.

      SECURITY           Each of:


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      DOCUMENTS
                         (a)  the Charges over Shares;

                         (b)  the Charges over Accounts;

                         (c)  the Debenture;

                         (d)  the Guarantees;

                         (e)  the Completion and Cost Overrun Guarantee;

                         (f)  the Direct Agreement;

                         (g)  the Supplemental Debenture; and

                         (h) any other document or instrument including, without limitation, any document or instrument evidencing, creating or perfecting or continuing the perfection of any Security Interest over any asset of the Borrower or any other Obligor to secure any of the obligations of such Person under any of the Transaction Documents including, without limitation, the document to be entered into creating a Security Interest in favour of the Bank over the Lease.

      SECURITY INTEREST  Any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security.

      SHAREHOLDERS       (a)   Euro Sea Hotels N.V. of De Entree 11-13 Toren A,
                               1101 BH Amsterdam Zuidoost, The Netherlands;

                         (b) BEA Hotels N.V. Keizersgracht 239, 1016 EA Amsterdam, The Netherlands; and

                         (c) Park Plaza Hotels Europe Limited Tropic Isle Building, Post Office Box 438, Road Town, Tortola, British Virgin Islands.


      SHAREHOLDERS LOAN  The shareholders loans pursuant to the agreements of 1 April 2003, between the Borrower and all further loans to be provided by the Shareholders to the Borrower.

      SHAREHOLDERS LOANS The shareholders loans provided to the Borrower by the Shareholders pursuant to the Shareholders Loan Agreements and in accordance with the Subordinated Loan Agreements.

      SITE               (a)   All of that leasehold property known as
                               Queensborough House, Albert Embankment, SE1 as registered at HM Land Registry under title number
                               TGL175396;

                         (b) All of that leasehold property known as land at Embankment Gardens in front of Queensborough House, London, SE1 more particularly comprised in a lease dated 14 February 2002 between The Mayor and Burgess of the London Borough of Lambeth and Albert Hotel Limited currently registered under title number TGL200395; and

                         (c)   the Arches.


      STERLING, POUNDS   The lawful currency of the United Kingdom.
      STERLING or L

      SUBORDINATION      The subordination agreement dated 1 April 2003 between
      AGREEMENT          the Bank, the Borrower and each Shareholder, in the
                         form of Schedule 7 hereto.

      SUPPLEMENTAL       The debenture to be entered into by the Borrower
      DEBENTURE          pledging:

                         (a)   the Arches;

                         (b)   the Insurance Proceeds Account; and

                         (c)   the Debt Service Reserve Account,

                         in favour of the Bank.

      TERM SHEET DATE    27 August, 2002.

      TAX All present and future income, value added and other taxes, levies, imposts, deductions, charges and withholdings in the nature of taxes (other than taxes on the profits of the Bank) whatsoever together with interest thereon and penalties with respect thereto, if any, and any payments made on or in respect thereof.

      TRANSACTION        The Finance Documents and the Project Documents.
      DOCUMENTS

      WHOLESALE          The rate per annum, as determined from time to time by
      INTEREST RATE      the Bank, to be the basic rate - before the application
                         of any margin - at which the Bank is willing to grant loans in Sterling for a similar term as the A Loan and the B Loan (as appropriate).

1.2  INTERPRETATION

     In this Agreement, unless the contrary intention appears, a reference to:

     (a) "AMENDMENT" includes a supplement, notation or re-enactment and "AMENDED" is to be construed accordingly;

            "ASSETS" includes every kind of property, asset, interest, revenue or right of every description, including any present, future or contingent right to any revenues;

            "MONTH" or a period of one or more "MONTHS" means a period beginning in one calendar month and ending in the relevant calendar month on the day numerically corresponding to the day of the calendar month in which such period started, provided that:

            (i) if such period started on the last Business Day in a calendar month, or if there is no such numerically corresponding day, such period shall end on the last Business Day in the relevant calendar month; and

            (ii) if such numerically corresponding day is not a Business Day, such period shall end on the next following Business Day in the same calendar month or if there is no such Business Day, such period shall end on the preceding Business Day;

            (and "MONTHLY" shall be construed accordingly); and

            a "REGULATION" includes any regulation, rule, requirement, official directive, request or guideline (whether general or specific) and whether or not having the force of law of or issued by any authority of any kind.

     (b) a provision of law is a reference to that provision as amended or re-enacted;

     (c) the Table of Contents to and the headings in this Agreement shall not affect the interpretation of this Agreement and all references to Sections, sub-Sections, Schedules, Appendices or Exhibits are to Sections and sub-Sections of, and Schedules, Appendices or Exhibits to, this Agreement;

     (d) words and defined terms denoting the singular number include the plural and vice versa;

     (e) references to, or to a provision of, a document are references to it as amended or supplemented before or after the date of this Agreement but where this Agreement requires the prior consent of the Bank or the Borrower in connection with any such amendment or supplement, this sub-Section shall not affect such requirement;

     (f) subject to the terms of this Agreement, any reference in this Agreement to the Bank or the Borrower shall include their respective successors and assigns;

     (g)    a time of day is a reference to London time; and

     (h) the Schedules and Exhibits form an integral part of this Agreement.

2.   FACILITY

2.1  FACILITY

     Subject to the terms of this Agreement, the Bank agree to make the Facility available to the Borrower in an aggregate amount of up to sixty seven million pounds sterling (L67,000,000), which shall, at no time, exceed seventy per cent (70%) of the total Project Cost.

2.2  AVAILABILITY

     The Facility shall be made available by way of:

     (a) financing principal, including the issuance of LCS and Facility Guarantees (not exceeding L62,000,000 (sixty two million pounds sterling); and

     (b)    Deferred Interest Advances.

3.   PURPOSE

3.1  A LOAN

     The Borrower shall use the A Loan wholly and exclusively for the following purposes:

     (a) first, towards full and final discharge of the Existing Loan and payment of fees pursuant to Section 21 (Fees); and

     (b) thereafter, for financing Approved Costs incurred in connection with the Project.

3.2  B LOAN

     The Borrower shall use the B Loan for the sole purpose of repayment of the A Loan.

3.3  NO DUTY TO MONITOR

     Without affecting the obligations of the Borrower in any way, the Bank has no duty to verify or monitor the purpose for which, or the person to whom, sums so advanced are actually paid.

4.   CONDITIONS PRECEDENT AND CONDITIONS SUBSEQUENT

4.1  DOCUMENTARY CONDITIONS PRECEDENT

     The obligations of the Bank to the Borrower under this Agreement are subject to the condition precedent that the Bank has received originals, or where appropriate, certified copies of all of the documents set out in
     Schedule 1 (Condition Precedent Documents) in form and substance satisfactory to the Bank.

4.2  FURTHER CONDITIONS PRECEDENT

     The obligations of the Bank to make each Advance to the Borrower are subject to the fulfilment, at the time of the making of (and after giving effect to) each such Advance, of each of the following further conditions precedent to the satisfaction of the Bank unless waived in writing by the
     Bank:

     (a) no Event of Default or Potential Default shall have occurred and be continuing or may result from the making of the requested Advance;

     (b) the representations and warranties of the Borrower hereunder shall be true and correct as if each such representation and warranty was made as of the date of the requested Advance except where expressed to be made as of an earlier date;

     (c) the requested Advance would not cause the total of the Facility to be exceeded; and

     (d) evidence satisfactory to the Bank that sufficient equity funding has been provided by the Shareholders such that, following the provision of the Advance to the Borrower, the total amount outstanding under the Facility shall not exceed seventy per cent (70%) of the Project Costs incurred by that date;

     (e) in connection with the requested Advance, the Bank shall have received an Advance Request from the Borrower in the form of
            Schedule 11 (Form of Advance Request) (together with all certificates and attachments thereto) by no later than five (5) Business Days prior to the date of the requested Advance;

     (f) the Bank shall have received Collateral Warranties signed by all sub-contractors who:

            (i) have undertaken Construction Works prior to the date of the Advance Request; and

            (ii) will be undertaking Construction Works which will be funded (in whole or in part) by the requested Advance; and

     (g) in respect of the Advance of the B Loan, the Economic Completion Date shall have occurred.

4.3  CONDITIONS SUBSEQUENT

     The Borrower shall ensure that the conditions subsequent set out in
     Schedule 1 Part 2 (Conditions Subsequent) are fulfilled to the satisfaction of the Bank within sixty (60) days of the date of this Agreement.

5.   DRAWDOWN

5.1  AVAILABILITY PERIOD

     Subject to the terms of this Agreement:

     (a) A Loan Advances will be made to the Borrower on any Business Day during the A Loan Availability Period, provided that:

            (i) on Financial Close the Initial Advance shall be drawn in an amount equal, at least, to the Existing Loan plus fees due and payable in accordance with Section 21 (Fees); and

            (ii) the aggregate amount of all Advances of the A Loan shall not exceed L62,000,000 (sixty two million pounds sterling); and

     (b) the B Loan Advance will be made to the Borrower only on the Economic Completion Date in an amount equal to the outstanding A Loan Advances on such date, provided that the Borrower shall have complied with the procedure set out in section 5.2 (Advance Requests and Drawdown).

5.2  ADVANCE REQUESTS AND DRAWDOWN

     (a) The Borrower shall submit a duly completed Advance Request to the Bank in the form of Schedule 11 (Form of Advance Request) (together with all certificates and attachments thereto) by no later than 11 am, at least five (5) Business Days prior to the requested date for the Advance, specifying, inter alia:

            (i) the requested date for the Advance, being a Business Day during the Availability Period;

            (ii) the purpose of such borrowing (which must be permitted by Section 3 (Purpose)) and, if more than one, the relative amounts to be applied for each purpose;

            (iii) the amount of the requested Advance which shall be a minimum of L500,000;

            (iv) that all conditions precedent to the making of the Advance, as set out in Sections 4.1 (Documentary Conditions Precedent) and/or 4.2 (Further Conditions Precedent), as applicable, shall be fully satisfied or waived, as of the relevant date;

            (v)    that the Bank's Project Monitor has confirmed:

                  (i) that the Project Costs to be funded by the requested Advance are supported by invoices and that the Advance is required in order to meet these costs;

                  (ii) subject to Section 10.6 (Cancellation) on the basis of Project Costs incurred to date and falling due in the forthcoming month according to the Construction Period
                          Budget, the total amount of all Advances (including Deferred Interest Advances and the requested Advance) does not exceed seventy per cent (70%) of such Project Costs; and

                  (iii) in the case of the requested issuance of an LC or Facility Guarantee, that the liabilities to be secured by such LC or Facility Guarantee have been properly incurred by the Borrower in connection with the Project.

     (b) The Borrower may in an Advance Request, request the Bank to issue an LC or Facility Guarantee as part of the A Loan and the Bank will issue such LC or Facility Guarantee by delivering the same to, or to the order of, the beneficiary stated therein, provided that:

            (i) the Bank will be under no obligation to issue an LC or Facility Guarantee unless it approves the form and substance of the relevant LC or Facility Guarantee and, for the avoidance of doubt, no LC or Facility Guarantee will be approved unless it has an expiry date which is on or before the date which falls eighteen (18) months after the date of this agreement;

            (ii) the issue of each LC and Facility Guarantee shall, for so long as they remain valid and outstanding, reduce the amount available to be borrowed under the A Loan by the Outstanding Liability Amount of such LC or Facility Guarantee; and

            (iii) each issue of an LC or Facility Guarantee shall be subject to payment by the Borrower to the Bank of commission standard at the Bank for such LC or Facility Guarantee, which may be paid by the Borrower by utilizing an Advance under the A Loan.

     (c)    Each Advance Request shall be irrevocable.

6.   REPAYMENT

6.1  A LOAN REPAYMENT

     The Borrower shall repay the full amount of the outstanding A Loan (together will all Financing Costs), in one payment on the A Loan Repayment Date.

6.2  B LOAN REPAYMENT

     The Borrower shall repay the B Loan in accordance with the repayment schedule attached as Schedule 9. This Schedule shall be updated by the Bank and delivered to the Borrower on the date of the Advance of the B Loan to reflect the repayments of the precise amount of such Advance.

6.3  LCS AND FACILITY GUARANTEES

     Any LC or Facility Guarantee in relation to which the Bank has made a payment, shall be repaid as part of the A Loan, in accordance with Section
     6.1 (A Loan Repayment).

7.   PREPAYMENT AND CANCELLATION

7.1  VOLUNTARY PREPAYMENT

     The Borrower may not prepay the Facility or any part thereof on or before the third anniversary of the date of Practical Completion (the "EARLIEST PREPAYMENT DATE") without obtaining the prior written consent of the Bank. Thereafter, the Borrower may prepay all or part of the A Loan or the B Loan on any Interest Payment Date, provided that:

     (a)    the Borrower shall have given to the Bank not less than thirty
            (30) days' prior written notice;

     (b) the amount of any partial prepayment shall be at least one million pounds sterling (L1,000,000);

     (c) all other sums then due and payable under this agreement shall have been paid; and

     (d) the Bank shall otherwise be satisfied as to the terms on which the prepayment is made.

7.2  PREPAYMENT FEE

     In the event that the Borrower wishes to prepay all or any part of the A Loan or B Loan prior to the Earliest Prepayment Date, other than in accordance with Section 7.1 (Voluntary Prepayment) the Borrower will be required to pay the Bank an amount equal to three quarters of one percent (0.75%) per annum (or pro-rata for a part thereof) of the prepaid amount for the period from the date of prepayment until the third anniversary of the date of Practical Completion.

7.3  MANDATORY PREPAYMENT

     (a) Upon the occurrence of a Prepayment Event, the Borrower shall, upon the last day of the Interest Period during which the Prepayment Event occurs, prepay the Advances.

     (b) For the purposes of this Section 7.3 (Mandatory Prepayment) the term "PREPAYMENT EVENT" shall mean the occurrence of any of the circumstances requiring the Borrower to prepay any amounts in accordance with Section 15 (Illegality).

     (c) Section 7.2 (Prepayment Fee) shall not apply to prepayments in accordance with this Section 7.3 (Mandatory Prepayment).

7.4  MISCELLANEOUS PROVISIONS

     (a) Any prepayments under this Agreement shall be made together with accrued interest and all other amounts accrued and payable hereunder (including, without limitation, pursuant to Section 24 (Indemnities)).

     (b) Any notice of prepayment provided by the Borrower shall be irrevocable and shall specify the date fixed for prepayment, the aggregate principal amount of the Advances and the interest thereon and the Borrower's calculation of accrued interest and all other amounts (including, without limitation, pursuant to Section 24 (Indemnities)) to be paid on the prepayment date.

     (c) No prepayment or repayment is permitted except in accordance with the express terms of this Agreement.

     (d) No amount prepaid under this Agreement may subsequently be re-borrowed.

     (e) Any prepayment shall be applied against the Repayment Instalments in inverse order of maturity.

     (f) The provisions of this Section 7.4 (Miscellaneous Provisions) shall apply to all prepayments under this Agreement, including pursuant to Sections 14 (Increased Costs) and 15 (Illegality).

8.   INTEREST

8.1  RATE OF INTEREST ON A LOAN

     The rate of interest on each Advance in respect of the A Loan, for each Interest Period, will be calculated as:

     (a)    the Wholesale Interest Rate;

     (b)    the A Loan Margin; and

     (c)    the Additional Cost Rate applicable to such Advance,

     provided that, the rate of interest on each Advance in respect of the A Loan shall in no event be less than the interest rate equal to LIBOR plus two and two-tenths of one per cent (2.2%).

8.2  RATE OF INTEREST ON B LOAN

     The rate of interest on the Advance in respect of the B Loan, for each Interest Period, will be calculated as:

     (a)    the Wholesale Interest Rate,

     (b)    the B Loan Margin; and

     (c)    the Additional Cost Rate applicable to such Advance,

     provided that, the rate of interest on the Advance in respect of the B Loan shall in no event be less than the interest rate equal to LIBOR plus one and eighty-five hundredths on one per cent (1.85%).

8.3  CALCULATIONS AND DUE DATES

     (a) The Borrower shall pay interest on each Advance in arrears on each Interest Due Date in respect of such Advance.

     (b) Interest shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and a year of 360 days.

8.4  DEFAULT INTEREST

     (a) If the Borrower fails to pay when due any amount payable by it hereunder, it shall forthwith on demand by the Bank pay interest on the overdue amount from the due date up to the date of actual payment (after as well as before judgment) at the rate determined by the Bank to be two (2) % per annum above the interest rate specified in Section 8.1 (Rate of Interest on A Loan) or Section 8.2 (Rate of Interest or B Loan), as applicable.

     (b) The default rate will be determined by the Bank on each Business Day of the period in respect of which the default interest is payable.

     (c) Interest payable under this Section 8.4 (Default interest) shall be calculated on the basis of the actual number of days elapsed and a 360 day year and shall accrue from day to day. Such interest shall be capitalised on a weekly basis.

8.5  NOTIFICATION

     The Bank shall promptly notify the Borrower of the determination of each rate of interest under this Agreement.

8.6  CAPITALISATION OF INTEREST

     (a) Notwithstanding Section 8.3 (Calculations and Due dates), prior to the First Interest Payment Date, interest on each Advance shall be capitalised on the relevant Interest Due Dates and shall be advanced on such Interest Due Date in the form of a Deferred Interest Advance.

     (b) Each Deferred Interest Advance shall accrue interest at the Interest Rate applicable to such Advance calculated in accordance with
            Section 8.1 (Rate of Interest on A Loan).

9.   INTEREST PERIODS

9.1  DURATION

     (a)    The duration of each Interest Period of an Advance shall be three
            (3) months.

     (b) If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

9.2  COMMENCEMENT

     The first Interest Period for each Advance shall commence on its Drawdown Date and each subsequent Interest Period relating to such Advance shall commence on the expiry of the preceding Interest Period for such Advance.

9.3  CONSOLIDATION

     Notwithstanding Section 9.1 (Duration):

     (a) the first Interest Period relative to the Initial Advance shall commence on the Drawdown Date of such Advance and shall end on the first Quarter Date thereafter; and

     (b) the first Interest Period relative to each Advance other than the Initial Advance shall commence on the Drawdown Date of such Advance and end on the last day of the Interest Period for the outstanding Advances, during which the Advance occurs.

9.4  COINCIDENCE WITH A LOAN REPAYMENT DATE AND FINAL MATURITY DATE

     (a) If an Interest Period in relation to an Advance of the A Loan would otherwise overrun the A Loan Repayment Date, it shall be shortened so that it ends on the A Loan Repayment Date.

     (b) If an Interest Period in relation to an Advance of the B Loan would otherwise overrun the Final Maturity Date, it shall be shortened so that it ends on the Final Maturity Date.

10.  LCS AND FACILITY GUARANTEES

10.1 PAYMENT UNDER LCS AND FACILITY GUARANTEES

     (a) In the event that the Bank meets a claim or demand made under an LC or Facility Guarantee, the amount paid by it shall be treated, for all purposes hereunder, as being an Advance of the A Loan of an amount equivalent to the sum so paid by the Bank on the date of payment by the Bank.

     (b) If the LC or Facility Guarantee is denominated in a currency other than Sterling, the amount actually paid by the Bank pursuant to such LC or Facility

            Guarantee shall be converted into Sterling on the basis of the Bank's Spot Rate of Exchange on the date of payment and the Advance of the A Loan pursuant to (a) above shall be equal to such amount.

10.2 INDEMNITY

     The Borrower will indemnify the Bank on demand and hold it harmless from and against all liabilities, losses, damages, costs, demands, claims and actions which the Bank may suffer or incur in connection with the issue or performance of any LC or Facility Guarantee and any claim or demand made thereunder or dispute or other matter relating thereto.

10.3 DIRECTION TO PAY

     The Borrower irrevocably directs the Bank to pay, without further confirmation or investigation from or by it, any demand appearing or purporting to be validly made pursuant to any LC or Facility Guarantee issued pursuant to this agreement. Where any LC or Facility Guarantee calls for the production of certificates or other documents, the Bank may assume, without investigation, that the certificates or documents tendered are fully signed by the person by whom they appear to be signed and are genuine and correct. The Bank shall be under no duty to check the identity, good standing or creditworthiness of any beneficiary of any LC or Facility Guarantee or to enforce any provision of any LC or Facility Guarantee, each of which will be issued without any representation or warranty on the part of the Bank and the Borrower agrees that it will at no time make any claim against the Bank or issue any proceedings against it in connection with the issue of, or any payment made under, an LC or Facility Guarantee.

10.4 NO IMPAIRMENT

     The Borrower's obligations under this Section 10 (LCS and Facility Guarantees) shall not be impaired by any waiver or time granted to or by the Bank in connection with any LC or Facility Guarantee, any defect in, or invalidity of, any LC or Facility Guarantee or any other circumstance which might otherwise impair such obligations.

10.5 SUBROGATION

     So long as any amount is or is capable of becoming outstanding by the Borrower under any Financing Document, the Borrower will not, by virtue of any Advance being made under Section 10.1 (Payment under LCS and Facility Guarantees) claim, exercise or become entitled to any right of subrogation, contribution or indemnity against any person in competition with the Bank in relation to any LC or Facility Guarantee.

10.6 MATURITY

     (a) The Bank shall not issue any LC or Facility Guarantee pursuant to this Agreement which has a maturity or termination date which occurs later than the last day of the A Loan Availability Period.

     (b) Upon the A Loan Repayment Date, any outstanding LC or Facility Guarantee shall be automatically cancelled and the provisions of
            Section 10.7 (Cancellation) shall apply.

10.7 CANCELLATION

     If an issued LC or Facility Guarantee is no longer required in relation to the Project and is cancelled and the original returned to the Bank, or if other evidence is provided to the Bank (such evidence to be in form and substance satisfactory to the Bank), that no liability exists a no circumstance can occur which may cause any liability to arise under the relevant LC or Facility Guarantee, then such LC or Facility Guarantee shall be treated as null and void and the amount of the A Loan then available shall be adjusted accordingly by the Bank.

11.  PAYMENTS

11.1 PLACE

     All payments by the Borrower to the Bank under this Agreement shall be made to the Facility Office, or at such office or bank as it may notify the Borrower for this purpose.

11.2 FUNDS

     Payments under this Agreement to the Bank shall be made for same day value by no later than 11.00 am on the due date, or at such times as the Bank may otherwise specify to the Borrower concerned as being customary at the time for the settlement of transactions in Sterling.

11.3 CURRENCY

     All amounts payable under this Agreement shall be paid in Sterling.

11.4 NO SET-OFF OR COUNTERCLAIM

     All payments made by the Borrower under this Agreement shall be made without set-off or counterclaim.

11.5 NON-BUSINESS DAYS

     (a) If a payment under this Agreement is due on a day which is not a Business Day, the due date for that payment shall instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

     (b) During any extension of the due date for payment of any principal under this Section 11.5 (Non-Business Days) interest is payable on that principal at the rate payable on the original due date.

11.6 PARTIAL PAYMENTS

     (a) If the Bank receives a payment insufficient to discharge all the amounts then due and payable by the Borrower under this Agreement, the Bank shall apply that payment towards the obligations of the Borrower under this Agreement in the following order:

            (i) FIRST, in or towards payment pro rata of any unpaid fees, costs and expenses of the Bank (or any receiver appointed pursuant to the Security Documents on the application of the
                   Bank);

            (ii) SECONDLY, in or towards payment pro rata of any Financing Costs due but unpaid under this Agreement;

            (iii) THIRDLY, in or towards payment pro rata of any Financing Principal due but unpaid under this Agreement; and

            (iv) FOURTHLY, in or towards payment pro rata of any other sum due but unpaid hereunder.

     (b) Section 11.6(a) above shall override any appropriation made by the Borrower.

12.  TAXES

12.1 GROSS-UP

     All payments by the Borrower hereunder shall be made without any deduction and free and clear of and without any deduction for or on account of any Taxes, except to the extent that the Borrower is required by law to make payment subject to any deduction or withholding of any Taxes. If any Tax or amounts in respect of Tax must be deducted, or any other deductions must be made, from any amounts payable or paid by the Borrower, the Borrower shall pay such additional amounts as may be necessary to ensure that the Bank receives a net amount equal to the full amount which it would have received had payment not been made subject to Tax or other deduction.

12.2 NOTIFICATION

     If, at any time, the Borrower becomes aware that any deduction or withholding is or will be required, it shall promptly notify the Bank and supply details of such requirements.

13.  MARKET DISRUPTION

13.1 MARKET DISRUPTION

     If:

     (a) there shall be no objective possibility for the Bank to finance itself in Sterling in respect of any Advance about to be made or in a forthcoming Interest Period; or

     (b) by reason of circumstances affecting the London interbank market, adequate and fair means do not exist for ascertaining LIBOR for that Advance or Interest Period.

     then the Bank shall promptly notify the Borrower that this Section 13 (Market Disruption) is in operation.

13.2 SUSPENSION OF ADVANCES

     If a notification under Section 13.1 (Market Disruption) applies to an Advance which has not been made, that Advance shall not be made. However, on receipt of the notification, the Borrower and the Bank shall enter into negotiations for a period of not more than thirty (30) days with a view to agreeing an alternative basis for the borrowing of that Advance.

13.3 ALTERNATIVE BASIS FOR OUTSTANDING ADVANCES

     (a) If a notification under Section 13.1 (Market Disruption) applies to an Advance which is outstanding, then on receipt of the notification, the Borrower and the Bank shall enter into negotiations for a period of not more than thirty (30) days with a view to agreeing an alternative basis for determining the rate of interest or funding or both applicable to that Advance.

     (b) If no alternative basis is agreed (and the relevant circumstances are continuing at the end of the thirty day negotiation period), the Bank shall, on or before the last day of the Interest Period to which the notification relates, certify an alternative interest rate and interest period for that Advance representing the Bank's costs of funds for its Participation in the Advance plus the Margin or require prepayment of such Advance together with interest thereon on the next Interest Due Date. The prepayment fee provided in clause 7.2 shall not apply to such prepayment.

     (c)    Each alternative basis determined in accordance with this Section
            13.3 (Alternative basis for outstanding Advances) shall be binding on the Borrower and the Bank and treated as part of this Agreement.

13.4 REVIEW

     So long as any alternative basis for the ascertaining of the interest rate or funding is in force, the Bank and the Borrower shall from time to time, but not less than monthly, review whether or not the circumstances referred to in Section 13.1 (Market Disruption) still prevail with a view to returning to the original provisions of this Agreement. Upon any return to the normal provisions of this Agreement, the Advances shall be continued for an Interest Period expiring on the next Interest Due Date that would have applied pursuant to Section 9 (Interest Periods) if the provisions of this Section 13 (Market Disruption) had not been operating.

14.  INCREASED COSTS

14.1 INCREASED COSTS

     (a) Subject to Section 14.2 (Exceptions), the Borrower shall forthwith on demand by the Bank pay to the Bank the amount of any increased cost incurred by it as a result of:

            (i) the introduction of, or any change in, or any change in the interpretation or application of, any Applicable Law; or

            (ii) compliance with any Applicable Law made after the date of this Agreement,

            (including any Applicable Law relating to taxation, or reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary control).

     (b) Any demand made by the Bank under this Section 14.1(Increased Costs) shall be contained in a certificate which shall be conclusive and which shall include a computation of the relevant amount in reasonable detail.

            In this Agreement "INCREASED COST" means:

            (i) an additional cost incurred by the Bank or any of its Affiliates as a result of it having entered into, or performing, maintaining or funding its obligations under, any Finance Document; or

            (ii) that portion of any additional cost incurred by the Bank or any of its Affiliates in making, funding or maintaining all or any advances comprised in a class of advances formed by or including the Bank's participations in any Advance made or to be made under this Agreement as is attributable to the Bank making, funding or maintaining those participations; or

            (iii)
                   the amount of any payment made by the Bank or any of its Affiliates, or the amount of any interest or other return foregone by the Bank or any of its Affiliates, calculated by reference to any amount received or receivable by the Bank or any of its Affiliates from any other Party under this Agreement.

14.2 EXCEPTIONS

     Section 14.1 (Increased costs) does not apply to any increased cost:

     (a)    compensated for under Section 12 (Taxes); or

     (b) attributable to any change in the rate of, or change in the basis of calculating Tax on the overall net income of Bank the Bank (or the overall net income of a division or branch of the Bank) imposed in the jurisdiction in which its principal office or Facility Office is situated.

15.  ILLEGALITY

     If it is or becomes unlawful for the Bank to give effect to any of its obligations as contemplated by this Agreement or to exercise its rights under this Agreement, then the Bank may notify the Borrower accordingly; and

     (a) the Borrower shall forthwith prepay the Advances together with all accrued interest and other amounts payable by it to the Bank under this Agreement (including, without limitation, pursuant to Section 24 (Indemnities) subject to the Borrower having the benefit of any transitional period that may be provided by applicable law; and

     (b)    the unfunded portion of the Facility will forthwith be cancelled.

16.  REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Bank that:

16.1 STATUS

     The Borrower and each Obligor is duly incorporated with limited liability and validly existing under the laws of its jurisdiction of incorporation, with power and authority to own assets and to carry on its business as now being conducted.

16.2 POWER AND AUTHORITY

     (a) The Borrower and each Obligor has all requisite corporate power and authority to execute and deliver the Transaction Documents to which it is or will be a party and to carry out and perform its obligations under such Transaction Documents and to consummate the transactions contemplated hereby and thereby.

     (b) All corporate action on the part of the Borrower and each Obligor, their respective directors, and shareholders necessary for the authorisation, execution and delivery of the Transaction Documents to which they are or will be a party and the performance of all of their respective obligations thereunder have been taken.

16.3 LEGAL VALIDITY

     Each Transaction Document to which the Borrower and each Obligor is or will be a party constitutes, or when executed in accordance with its terms will constitute, its legal, valid and binding obligation enforceable in accordance with its terms.

16.4 NON-CONFLICT

     The Borrower and each Obligor's entry into the Transaction Documents to which it is or will be a party and the performance of the transactions contemplated thereby do not and will not:

     (a) conflict in any respect with any law or regulation or judicial or official order; or

     (b)    conflict with its constitutional documents;

     (c)    conflict with any document which is binding upon it; or

     (d) result in the creation or enforcement of any Security Interest upon any of its properties or assets.

16.5 NO DEFAULT

     (a) No Default is outstanding or might result from the making of any Advance;

     (b) No other event or circumstance is outstanding which constitutes (or with the giving of notice, lapse of time, determination of materiality or the fulfilment of any other applicable condition or any combination of the foregoing, might constitute) a default under any document which is binding on it which could reasonably be expected to have a Material Adverse Effect.

     (c) No Obligor is in breach of the terms of any Transaction Document in a manner which could reasonably be expected to have a Material Adverse Effect.

16.6 PROJECT PERMITS

     (a) All Project Permits (other than those set out in Schedule 10) required in connection with the entry into, performance, validity and enforceability of the Transaction Documents and the transactions contemplated by the Transaction Documents or otherwise in connection with the operation of the Borrower's business have been obtained or effected and are in full force and effect and no steps have been taken to revoke or cancel any Project Permit obtained or effected.

     (b) The Borrower has not received any notice of, and is not aware of any other reason why, any Project Permit not yet required but that may be required in accordance with the provisions of the Transaction Documents or otherwise in connection with its business will not be obtained or effected.

16.7 LITIGATION

     (a) No litigation, arbitration or administrative proceedings are current, pending or, to the best of the Borrower's knowledge, threatened against or affecting the Borrower or, to the best of the Borrower's knowledge, current, pending or threatened against any other party to any Transaction Document, or any of the Borrower's or their respective properties, revenues or assets or the Project or the Site which in any single case or taken together, could have a Material Adverse Effect.

     (b) There is no injunction, writ, preliminary restraining order or any order of any nature issued by an arbitrator, court or other Governmental Authority directing that any of the material transactions provided for in any of the Transaction Documents or not be consummated as herein or therein provided.

     (c) Neither the Borrower nor any Obligor is in default with respect to any writ, order, decree, injunction or other decision of any Governmental Authority which in any single case or taken together, could have a Material Adverse Effect.

16.8 FINANCIAL STATEMENTS

     The audited financial statements of the Borrower and each Obligor most recently furnished to the Bank:

     (a) have been prepared in accordance with generally accepted accounting principles, save as specified therein;

     (b)    have been audited by the Auditors; and

     (c) fully and fairly represent the financial condition and state of affairs of the Borrower and each Obligor as at the date to which they were drawn up and for the periods specified therein and the results of their respective financial operations during such period, and there has been no change in the financial condition of:

            (i)    the Borrower; or

            (ii) any Obligor that has had or is reasonably likely to have a Material Adverse Effect, since the date to which those financial statements were drawn up.

16.9 TAXES

     (a) The Borrower and each Obligor has filed or caused to be filed all Tax returns which are required to be filed by the Borrower and has paid all Taxes due and payable with respect to such returns or on any assessments made against it or any of its property (other than any Taxes the amount or validity of which are currently being contested by the Borrower or any Obligor (as applicable) in good faith and by appropriate proceedings and in respect of which an adequate reserve has been established).

     (b) No claim is being asserted with respect to any Tax, and there are no material questions or disputes pending or, to the Borrower's or each Obligor's best knowledge, threatened by any Governmental Authority with respect to any Tax.

     (c) The Borrower and each Obligor has paid, or has provided adequate reserves (in the good faith judgement of the management of the Borrower and each Obligor) for the payment of all Taxes applicable for all prior fiscal years and for the current fiscal year.

     (d) Any breach of (a) - (c) above in relation to an Obligor shall only constitute a breach where in a single case or in the aggregate, such breach constitutes a Material Adverse Effect.

16.10 WINDING -UP

     To the best knowledge of the Borrower (after due enquiry with each Obligor), no proceedings for the bankruptcy, winding up, insolvency, or reorganisation of or for any moratorium or scheme of arrangement or any other similar proceedings relating to the Borrower or any Obligor are pending before a court in a competent jurisdiction and, if made final by court order, may have a Material Adverse Effect.

16.11 TITLE AND OWNERSHIP

     The Borrower has good and marketable title to the Hotel and all its other rights and assets free and clear of all Security Interests (other than Permitted Security Interests) and does not own any assets or property other than those used in connection with the Project and the operation of the Hotel.

16.12 NO OTHER BUSINESS

     (a)    The Borrower has not:

            (i) engaged in any business or activities, either alone or in partnership or joint venture other than the design, development, construction, financing, ownership (to the extent relevant), use, operation and maintenance of the Project; or

            (ii) incurred any liabilities other than in connection with its participation in the transactions contemplated by the Transaction Documents.

     (b) The Borrower has no subsidiaries (other than the Operator, Albert Hotel Holding Ltd. and Albert Hotel Ltd.) and owns no equity interest in any other Person.

16.13 CAPITALISATION

     (a) The Borrower has an authorised share capital of E90,000 divided into 90,000 ordinary shares of E1 each, none of which is subject to any Security Interest other than those created by the Security Documents.

     (b) The Borrower has issued 18,000 ordinary shares, which are owned as follows:

            (i)    BEA Hotels N.V. owns 8,100 ordinary shares;

            (ii)   EuroSea Hotels N.V. owns 8,100 ordinary shares;_and

            (iii) Park Plaza Hotel Europe Limited owns 800 ordinary shares.

     (c) The Borrower does not have outstanding any securities convertible into or exchangeable for its share capital or any rights to subscribe for or to purchase, or any options, warrants or other rights to acquire share capital or securities convertible into or exchangeable or exercisable for share capital, or any agreements, arrangements or understandings providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its share capital.

16.14 TRANSACTION DOCUMENTS

     (a) The copies of the Transaction Documents which the Borrower and each other relevant Person has delivered to the Bank are true, correct and complete copies of those documents which include all amendments, exhibits, schedules, attachments and disclosure letters referred to therein or delivered pursuant thereto, if any.

     (b) Other than the Transaction Documents, there are no other material agreements concerning the Project to which the Borrower is a party.

     (c) No event has occurred or circumstances arisen whereby any Transaction Document could be terminated or a party to a Transaction Document could be subject to any penalty.

16.15 NO FORCE MAJEURE

     The Borrower is not aware of any continuing event of force majeure as defined in or contemplated by any of the Transaction Documents.

16.16 PROJECT BUDGETS

     (a) Each of the the Construction Period Budget, Operating Budget and each other projection or budget furnished to the Bank by or on behalf of the Borrower:

            (i) is based on reasonable assumptions and projections as to all legal and factual matters material to any estimates included therein;

            (ii) is consistent with the provisions of the Transaction Documents in all material respects;

            (iii) has been prepared in good faith and with due care after careful and proper consideration and enquiry;

            (iv) fairly represents the Borrower's expectations as to the matters covered therein;

            (v) takes due account of all Applicable Laws as they apply for the time being, where such Applicable Laws are material to any estimates included therein; and

            (vi) takes into account all other facts and circumstances affecting the Project, where such facts and circumstances are material to any estimates included therein.

     (b) The Construction Period Budget and each other cash flow and other projection or budget provided prepared by or on behalf of the Borrower accurately specifies all costs and expenses incurred by the Borrower and the Borrower's best estimate of all costs and expenses anticipated by it to be incurred by it prior to the Economic Completion Date (in the case of the Construction Period Budget) and during the relevant period (in the case of each other relevant cash flow or other projection or budget) to construct, operate and finance the construction and operation of the Project in the manner contemplated by the Transaction Documents.

     (c) The arithmetic and methodology of all calculations contained in the the Construction Period Budget, the Operating Budget or any other projection or budget prepared by or on behalf of the Borrower are correct and in keeping with best professional practice in all material respects.

16.17 INTELLECTUAL PROPERTY

     The Borrower owns or has the right to use or will, before the Economic Completion Date, have the right to use by no later than the date upon which it is required for the Project pursuant to the Transaction Documents or otherwise, all Intellectual Property Rights and has obtained assignments of all leases and other rights of whatever nature necessary for the conduct of its business and the development, commencement, execution, construction, completion and operation and maintenance of the Project.

16.18 SECURITY AND COLLATERAL

     (a) Each Security Document confers the Security Interests it purports to confer over all of the Collateral referred to in such Security Document and those Security Interests are first ranking, not subject to any prior or pari passu Security Interests (other than Permitted Security Interests) and are not liable to avoidance due to any (i) bankruptcy, winding-up, composition or any other similar insolvency proceedings for the reorganisation of the affairs of the Borrower; or (ii) any other similar act or circumstance of the Borrower on the date of execution of the relevant Security Document.

     (b) Other than the Security Interests created or purported to be created under the Security Documents and Permitted Security Interests, there are no other

            Security Interests covering the Project, the Site or the Collateral and no obligations to create any such Security Interests.

     (c) The Security Documents have been duly filed, recorded and/or registered in each office and in each jurisdiction where required to create, perfect and maintain in full force and effect all Security Interests under the Security Documents.

     (d)    Except as expressly stated in the Finance Documents:

            (i) the Borrower is the sole legal and beneficial owner of the Collateral;

            (ii) there subsists no breach or failure to comply with the requirements of any Applicable Law which affects or which could reasonably be expected to affect materially the value of the Collateral or the rights of the Finance Parties with respect to the Security Interests therein;

            (iii) there are no covenants, agreements, stipulations, reservations, conditions, interests, rights or other matters whatsoever which adversely affect the Collateral or its assignability;

            (iv) the Borrower has received no notice of any adverse claim by any Person in respect of the ownership of the Collateral or any interest in it; and

            (v) all the buildings and other immovable property located on the Site are in all material respects in good and substantial repair.

16.19 PARI PASSU RANKING

     The Borrower's obligations (to the extent, if any, they are not secured) under the Finance Documents rank and will rank at least pari passu with all its unsecured obligations, except for obligations mandatorily preferred by applicable law.

16.20 ENVIRONMENT

     (a) The Borrower is in full compliance with all applicable Environmental Laws and Environmental Licences.

     (b) Neither the Site nor the Project (nor any other property with respect to which the Borrower has retained or assumed liability either contractually or by operation of Applicable Law) contains or has been affected by any dangerous substance and there are no other circumstances that are likely to prevent or interfere with the Borrower's and the Project's compliance with all applicable Environmental Laws and Environmental Licences or give rise to an Environmental Claim, which circumstances, have had or are reasonably likely to have a Material Adverse Effect.

16.21 INSURANCE

     All Insurances are or, at the time they are required to be maintained or effected, will be, in full force and effect and no event or circumstance has occurred, nor has there been any omission to disclose a fact, which would in either case entitle any insurer to avoid or otherwise reduce its liability under any policy relating to the Insurances.

16.22 ACCURACY OF REPRESENTATIONS

     (a) Each of the representations and warranties herein is true and correct and none of them omits any matter necessary to make such representation not misleading in any material respect.

     (b) The rights and remedies of the Bank in relation to any misrepresentations or breach of warranty on the part of the Borrower shall not be prejudiced by any investigation by or on behalf of the Bank into the affairs of the Borrower, by the execution, delivery or performance of any other Transaction Document or by any other act or thing which may be done by or on behalf of the Bank or any of them in connection with any Transaction Document.

16.23 REPETITION

     The representations and warranties set out in this Section 16 (Representations and Warranties):

     (a)    are made on the date hereof;

     (b) shall survive the execution hereof, the date of Financial Close, the cancellation of any Commitments and the making and repayment of each Advance; and

     (c) will be deemed to be repeated on the date of the giving of each Advance Request, on each Drawdown Date and on the first day of each Interest Period,

     as if each such representation and warranty was made as of such time with reference to the facts and circumstances then subsisting, except where any such representation or warranty is expressed to be made as of an earlier date, it shall be deemed to be repeated with reference to the facts and circumstances existing at such earlier date.

17.  COVENANTS AND UNDERTAKINGS

     The Borrower hereby makes the following covenants and undertakings to the Bank.

17.1 FINANCIAL STATEMENTS AND INFORMATION

     (a)    The Borrower shall provide to the Bank (each, in two (2) copies):

            (i) as soon as available but, in any event, by no later than 120 days from the end of the relevant financial year (other than in the case of Guarantors, which shall be 180 days from the end of each relevant financial year), audited annual financial statements of the Borrower, each Guarantor and the Operator, including a balance sheet and the related statements of operating income, retained earnings, cash flow and profit and loss, together with the auditors report thereon, all of which shall be in form and substance satisfactory to the Bank.

            (ii) as soon as available but, in any event, by no later than 90 days from the end of each half-year (i.e. 30 June and 31 December each year) - other than in the case of the Guarantors, which shall be 120 days from the end of each half year - , reviewed, but not audited, financial statements of the Borrower, each Guarantor and the Operator for such six-month period including a balance sheet and related statements of income, retained earnings, cash flow and profit and loss, all of which shall be in form and substance satisfactory to the Bank, all of which shall be in form and substance satisfactory to the Bank.

     (b) The Borrower shall provide to the Bank, promptly after the Borrower's receipt thereof, a copy of any "management letter" or other similar communication received by the Borrower from the Borrower's Auditors in relation to the Borrower's financial, accounting or other systems, management or accounts.

     (c) Together with the financial statements referred to in (a) above, a certificate signed by a director of the Borrower certifying that, as at the date of such certificate, no Event of Default or Potential Default has occurred and is continuing.

17.2 PROJECT BUDGETS

     (a) The Borrower shall supply to the Bank as soon as practicable (and in any event, at least 30 days prior to the end of each financial year), a Construction Period Budget or Operating Budget, as appropriate, for the Borrower for the forthcoming financial year, including the assumptions made in preparing such budget and, where such budget contains any adverse variation from any previous forecast, an explanation of such variation. The Construction Period Budget shall be supplied to the Bank's Project Monitor at the same time as the Bank.

     (b) Each Construction Period Budget or Operating Budget shall contain complete, fair and accurate estimates (by principal components) of operating costs, Debt Service and the status of each of the Accounts for each month covered by such Budget based on the Borrower's best projections at such time. From time to time, the Borrower may propose amendments to the current Budget, and the Bank may reject such proposal within thirty (30) Business Days from the date the Borrower submits such proposal if in the opinion of the Bank, such amendment is not beneficial for the operation of the Project and, if no such rejection is made, such amendments shall become effective. An increase in the Budget solely in order to meet increased costs proportionate to increased room occupancy shall not be deemed an amendment for the purposes of this Section 17.2(b).

17.3 CONSTRUCTION REPORTS

     During the Construction Period, the Borrower shall supply to the Bank and the Bank's Project Monitor as soon as practicable (and in any event, at least 15 days after the end of each month), for each month prior to Project Completion, a progress report on the Project in form and substance satisfactory to the Bank and including:

     (a)    details of the progress of the Construction Works;

     (b) comparison of the progress of the Construction Works against the timetable represented to the Bank by the Borrower ;

     (c)    review of the forecast Construction Works for the following month;

     (d) review of any changes to the Construction Works requested or carried out;

     (e) any information indicating that the timetable for the Construction Works will not be met; and

     (f)    details of any anticipated cost overruns.

17.4 OPERATION REPORTS

     (a) During the Operating Period, the Operator shall supply to the Bank as soon as practicable (and in any event, at least 15 days after the end of each month), for each month, a copy of the monthly hotel operating accounts of the Borrower and/or Operator (as applicable).

     (b) As soon as they are available, copies of all documents and information provided by Park Plaza Hotels Europe Limited to the Operator pursuant to the hotel management agreement.

17.5 PROJECT NOTICES

     Immediately upon receipt or despatch thereof, the Borrower shall and shall procure that the Operator shall provide the Bank with copies of all notices, filings, reports, demands, claims, amendments or waivers provided under or in connection with any Transaction Document or any Project Permit.

17.6 OTHER INFORMATION

     (a) The Borrower shall provide the Bank, forthwith upon receipt thereof, with details of any Security Interest becoming enforceable over any of the Collateral and any information which is required to create, maintain, perfect and protect the Security Interests under the Security Documents in favour of the Bank .

     (b) At the request of the Bank, the Borrower shall provide the Bank with copies of all Project Permits required at the relevant time under any Applicable Law to enable it to perform its obligations under, or required at the relevant time for the validity or enforceability of, the Transaction Documents.

     (c) The Borrower shall notify the Bank in writing, promptly upon but in any event within seven (7) days of becoming aware of them, of details of any proposed material change in the nature or scope of the Project or the Site or the business or operations of the Borrower.

     (d) Upon becoming aware that, as of the date that any written information was supplied by or on behalf of the Borrower or any Obligor to the Bank, such written information:

            (i)   was misleading or incorrect in any material respect; or

            (ii) might have had the effect of varying any of the Transaction Documents, the Borrower shall promptly notify the Bank thereof.

17.7 LITIGATION

     (a) Immediately upon becoming aware thereof, the Borrower shall and shall procure that each Obligor shall notify the Bank and shall provide copies of documents or items relating to details of any arbitration, claim, suit, litigation, demand, proceeding, complaint, assessment, lien, injunction, order, judgement, notice of non-compliance or violation, investigation or other action by the Contractor, each Obligor, any Governmental Authority or third party which is pending or, to the Borrower's knowledge, threatened against the Borrower or any Obligor which may affect the Project (a "CLAIM") and, together, in the case of litigation to which the Borrower is party, with details of how the Borrower proposes to conduct the litigation, arbitration or proceedings or otherwise resolve the dispute in question provided that this clause shall only apply:

            (i) in relation to the Borrower, in respect of a Claim or series of Claims in excess of GBP 500,000;

            (ii) in relation to the Operator, in respect of a Claim or series of Claims in excess of GBP 100,000; and

            (iii) in relation to an Obligor, in respect of a Claim or series of Claims which may have a Material Adverse Effect.

     (b) The Borrower will and shall procure that each Obligor and the Contractor will make all filings and responses to any Claim in a timely manner and will pursue all remedies and appeals, defend its rights and properties with diligence and take all lawful action to avoid anything which, in the judgement of the Bank, has had or is reasonably likely to have a Material Adverse Effect.

17.8 DEFAULT

     Immediately upon becoming aware thereof, the Borrower shall and shall procure that the Operator shall notify the Bank of details of any actual or alleged Default.

17.9 INSURANCE

     Immediately upon becoming aware thereof, the Borrower shall and shall procure that the Operator shall notify the Bank and the Bank's Insurance Adviser of details of any claims, renewals or reports made under or in connection with any of the Insurances.

17.10 DAMAGE

     Immediately upon becoming aware thereof, the Borrower shall and shall procure that the Operator shall notify the Bank of details of any damage to or destruction of property relevant to the Project.

17.11 ENVIRONMENTAL MATTERS

     (a) Immediately upon becoming aware thereof, the Borrower shall and shall procure that the Operator shall notify the Bank of details of any non-compliance with any Environmental Law or Environmental Licence of which it is aware, of any Environmental Claim or of any material safety hazard or risk (or any event, condition or circumstance that could form the basis of an Environmental Claim or safety risk or hazard) with respect to the Borrower, the Project or the Site or any portion thereof or any Person party to any Project Document, or any suspension, revocation or modification of any Environmental Licence.

     (b) The Borrower shall comply fully, and will cause all other Persons occupying, using or present at the Project to comply fully with:

            (i)    all applicable Environmental Laws; and

            (ii) the terms and conditions of all Environmental Licences applicable to the Borrower or such Person,

            and for this purpose will implement procedures to monitor compliance and contain liability in accordance with its obligations under the Transaction Documents.

     (c) The Borrower will promptly take all actions and pay or cause to be paid all costs necessary to comply with all Environmental Laws and eliminate any material risk to human health or property or the environment.

     (d) At the request of the Bank, the Borrower shall cause an environmental assessment and audit of the Project and the Site to be conducted to confirm the Borrower's compliance with this Section
            17.11 (Environmental Matters). The Borrower agrees to cooperate fully with the Bank and its agents in connection with any such assessment or audit and to pay the cost thereof.

17.12 GENERAL

     The Borrower shall and shall procure that the Operator shall provide to the Bank such other information or documents (financial or otherwise) as the Bank may request.

17.13 FORM OF INFORMATION

     All financial statements, reports and projections required shall be prepared in accordance with generally accepted accounting principles and shall fairly and accurately represent the financial condition of the Borrower.

17.14 ACCESS TO PROJECT

     The Borrower shall procure that the Bank and the Banks' Project Monitor shall be allowed, upon reasonable notice, to visit any of the properties of the Borrower and to view the Project, the technical and statistical data, financial statements, records and other data in the possession or control of the Borrower with respect to the Project, to discuss the affairs, finances and the financial statements of the Borrower with and to be advised as to the same by the officers of the Borrower, and to take copies of any documents inspected.

17.15 RECORDS

     (a) The Borrower shall and shall procure that the Operator shall, at its expense, keep and maintain in a manner adequate to reflect truly and fairly the financial condition and results of operations of the Borrower (including the progress of the Project) and in accordance with generally accepted accounting principles and all Applicable Laws, up to date statutory books, books of account, bank statements and other records of the Borrower. The Borrower shall maintain adequate management information and cost control systems.

     (b) The Borrower will at all times cause a complete set of the current and (when available) as-built plans (and all supplements thereto) relating to the Project to be maintained at the Borrower's main office for inspection by the Bank and any employees or advisors of the Bank.

17.16 MAINTENANCE OF EXISTENCE

     (a) The Borrower shall at all times preserve and maintain in full force and effect:

            (i) its existence as a special purpose company with limited liability under the Applicable Laws of the Netherlands;

            (ii) all powers, rights, privileges and franchises necessary for the development, construction, maintenance and operation of the Project and the maintenance of its existence; and

            (iii) good and marketable title to its properties and assets (including the Collateral).



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
     (b) The Borrower shall not engage in any other business or activities (either alone or with any other Person) other than those directly related to the Project.

17.17 PROJECT PERMITS

     (a) The Borrower shall, and shall procure that the Contractor and Operator shall, obtain or cause to be obtained (at the relevant time) all Project Permits required to commence, construct, execute, finance, operate and maintain the Project in accordance with the provisions of the Transaction Documents and all Applicable Laws and to perform its obligations under the Transaction Documents, and will comply with all such Project Permits and all Applicable Laws relating thereto.

     (b) Each such Project Permit shall be duly obtained, validly issued, in full force and effect and not subject to appeal and free from conditions or requirements which are not reasonably expected to be satisfied by the date they are required to be satisfied pursuant to the terms of such Project Permit.

     (c) The Borrower shall ensure that each of the Borrower, the Contractor and the Operator has or at the relevant time will have all rights necessary to commence, execute, implement, design, build, finance, operate, complete and maintain the Project (including, without limitation, all Intellectual Property Rights and all necessary rights of access, entry, and exit to and from the Site).

17.18 PARI PASSU RANKING

     The Borrower shall procure that its obligations under the Finance Documents do and will rank, at least pari passu as to priority of payment with all its other present and future obligations, except for obligations mandatorily preferred by law applying to companies generally.

17.19 NEGATIVE PLEDGE

     The Borrower shall not, and shall procure that the Operator shall not create, or permit to subsist, any Security Interest over any of its present or future assets, other than Permitted Security Interests.

17.20 SECURITY

     (a) The Borrower shall, and shall procure that the Operator shall, defend the Collateral or cause the Collateral to be defended against, and shall take, at its expense, any action necessary to remove any Security Interest (other than Permitted Security Interests) over any of its present or future assets or the Collateral, and shall defend the right, title and interest of the Bank in and to any such asset or Collateral against the claims and demands of all other Persons.

     (b) The Borrower will perfect and maintain all Security Interests created under the Security Documents in favour of the Bank and will effect all registrations or notifications relating thereto that are required or advisable in order to perfect or maintain such Security Interests.

17.21 TRANSACTIONS SIMILAR TO SECURITY

     Neither the Borrower nor the Operator shall:

     (a) sell, transfer or otherwise dispose of any of its assets on terms whereby it is or may be leased to or re-acquired or acquired by it or any of its related entities; or

     (b) sell, transfer or otherwise dispose of any of its receivables on recourse terms, except for the discounting of bills or notes in the ordinary course of trading,

     in circumstances where the transaction (if in excess of seventy thousand pounds sterling) is entered into primarily as a method of raising finance or of financing the acquisition of an asset otherwise than pursuant to the Security Documents.

17.22 DISPOSALS

     (a) The Borrower shall not and shall procure that the Operator shall not either in a single transaction or in a series of transactions, whether related or not and whether voluntarily or involuntarily, sell, convey, transfer, grant or lease or otherwise dispose of (or agree to do any of the foregoing at any future time) its interest in the Site or the Project, the benefit of any of the Transaction Documents, the Collateral, any material asset or substantial part of its assets.

     (b) This restriction shall not apply to disposals of the part of the Collateral subject only to the floating charge created under the Debenture in the ordinary course of business or the creation of Permitted Security Interests.

17.23 BORROWINGS AND GUARANTEES

     (a) The Borrower shall not and shall procure that the Operator shall not create, incur, assume or suffer to exist any loans, credit, debt, guarantee or other Financial Indebtedness other than Permitted Indebtedness or as expressly contemplated under the Transaction Documents.

     (b) The Borrower shall not and shall procure that the Operator shall not make any payment of principal, interest or any other amount in connection with any Financial Indebtedness (other than Permitted Indebtedness) without the prior written consent of the Bank.

     (c) The Borrower shall not, directly or indirectly, make or have outstanding any loans or provide credit to any third party.

17.24 CAPITAL EXPENDITURE AND BUDGETS

     (a) The Borrower shall not incur any expenditure other than those construction related costs provided for in the Construction Period Budget and operating costs provided for in the Operating Budget.

     (b) The Borrower shall not, directly or indirectly, amend, modify, allocate, re-allocate or supplement or permit or consent to the amendment, modification, allocation, re-allocation or supplement of, any of the provisions of any Operating Budget or Construction Period Budget, except with the prior consent of the Bank.

17.25 MATERIAL CONTRACTS

     (a) The Borrower shall not become a party to any oral or written agreement, contract or commitment other than in the ordinary course of business and on an arm's-length basis, without the prior written consent of the Bank.

     (b) The Borrower shall not enter into any transaction or series of related transactions with any Person other than in the ordinary course of business and on an arm's-length basis or establish any sole and exclusive purchasing or sales agency, or enter into any transaction whereby the Borrower might receive less than the full fair market value for its services or pay more than fair market value for products or services of others.

     (c) The Borrower shall not enter into any agreement or arrangement to acquire by lease the use of any property or equipment of any kind without the prior consent of the Bank, except leases of operating equipment and premises which give rise to rental payments that are included in the current Construction Period Budget or Operating Budget.

17.26 MERGERS AND ACQUISITIONS

     (a) The Borrower, shall not and shall procure that the Operator and each Obligor shall not enter into any voluntary liquidation, bankruptcy, winding up, dissolution, merger, demerger, amalgamation or reorganisation.

     (b) The Borrower shall not acquire any assets (other than purchases and acquisitions of inventory and materials, each relating to the Project and in the ordinary course of business).

17.27 INVESTMENTS, ACCOUNTS

     The Borrower shall not and shall procure that the Operator shall not:

     (a) invest in the share capital of any corporate body or other entity or purchase or acquire any shares, obligations or securities of, or any interest in or make any capital contribution to any Person or make any other investments;

     (b)    form or acquire or otherwise have any subsidiary; or



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
     (c)    open or maintain any accounts other than the Accounts.

17.28 SHARE CAPITAL

     (a) The Borrower shall not and shall procure that the Operator shall not:

            (i) purchase, cancel, redeem or take steps to reduce any of its share capital;

            (ii) issue any shares or any options, warrants or other rights to subscribe, purchase or acquire any shares of the Borrower or the Operator or securities convertible into or exchangeable for its share capital to any Person or rights to share in profits, except for the issuance of shares pro rata to the Shareholders.

     (b) The Borrower shall not and shall procure that the Operator shall not grant or create any rights or options to participate directly or indirectly in the revenues or profits of the Borrower.

     (c)    The Borrower shall not permit or consent to:

            (i)    any transfer of shares of the Borrower or the Operator; or

            (ii) any transfer of any interests in or rights arising in respect of Subordinated Loans provided to the Borrower except as is expressly permitted under the terms of the Finance Documents.

17.29 DISTRIBUTIONS

     (a) The Borrower shall not declare, pay or make any distribution or dividend (in cash, property or otherwise) on any shares of any class of its capital, or on any warrants, options or other rights with respect to any such shares provided that the Borrower may, after the Economic Completion Date, declare and pay dividends if the Borrower gives the Bank at least 20 days' prior written notice of its intention to make such a payment and the following conditions are satisfied:

            (i) no Event of Default or Potential Default shall have occurred and be continuing at the time of making such declaration or payment or would result from any such payment being made;

            (ii) such payment is permitted to be made pursuant to the provisions of this agreement and the Subordination Agreement;

            (iii) no dividend or distributions have been made by the Borrower and no repayments of principal or interest arising under the Shareholder Loan

                   Agreements have been made by the Borrower during the preceding 12 calendar months;

            (iv) the Bank has notified the Borrower that it is satisfied that:

                   (A) the Debt Service Cover Ratio for the period comprising the 12 months immediately preceding the date of the proposed payment was at least 1.4:1;

                   (B) the Debt Service Cover Ratio for the 12 months immediately preceding the date of the calculation would be not less than 1.3:1 if calculated on the basis that the dividends or distributions in question had been paid and on the assumption that interest rates remain constant; and

                   (C) the amount required pursuant to Section 19.5 (Debt Service Reserve Account) has been deposited in the Debt Service Reserve Account; and

            (v) the Bank, acting reasonably, otherwise approves the making of such payment which shall be approved should the Bank determine that the Borrower is able to continue to meet all of its obligations as they fall due.

17.30 SHAREHOLDER LOANS

     (a) The Borrower shall not make any payment of interest or repayment of principal in respect of monies lent to it under any of the Shareholder Loan Agreements provided that the Borrower may, after the Economic Completion Date, make such payments in each case on the scheduled dates therefore under the relevant Shareholder Agreement if the following conditions are satisfied:

            (i) where no Event of Default or Potential Default has occurred and be continuing at the time of making the payment and will not result from any such payment being made;

            (ii) such payment is permitted to be made pursuant to the provisions of this agreement and the Subordination Agreement;

            (iii) the Bank has notified the Borrower that it is satisfied that:

                   (A) the Debt Service Cover Ratio for the period comprising the 12 months immediately preceding the date of the proposed payment was at least 1.4:1; and

                   (B) the Debt Service Cover Ratio for the 12 months immediately preceding the date of calculation would be not less than 1.3:1 if calculated on the basis that the payment in question had been paid and on the assumption that interest rates remain constant; and

                   (C) the amount required pursuant to Section 19.5 (Debt Service Resource Account) has been deposited in the Debit Service Reserve Account; and

            (iv) the Bank, acting reasonably, otherwise approves the making of such payment which shall be approved should the Bank determine that the Borrower is able to continue to meet all of its obligations as they fall due.

17.31 AMENDMENTS

     (a) The Borrower shall not and shall procure that the Operator shall not, without the prior written consent of the Bank:

            (i)    amend or modify its Articles of Association; or

            (ii)   change its fiscal year.

     (b) The Borrower shall not, directly or indirectly, terminate, cancel or suspend, or permit or consent to any termination, cancellation or suspension of, or enter into or consent to or permit the assignment of the rights or obligations of any party to, any of the Project Documents other than as expressly required by the terms of the Finance Documents.

17.32 PROJECT DOCUMENTS

     (a) The Borrower shall not and shall procure that the Operator shall not take any of the following actions without the prior written consent of the Bank:

            (i) propose, allow or agree to any material amendment to a Project Document;

            (ii) propose, allow or agree to the termination of any Project Document;

            (iii) waive compliance with any material provision of a Project Document; or

            (iv) assign or transfer any or all of its rights under a Project Document or agree to any assignment or transfer of such rights.

17.33 CONSTRUCTION

     (a) The Borrower shall procure that the Project is constructed, completed, tested, commissioned, equipped and maintained in accordance with:

            (i)    Good Industry Practice;

            (ii) the requirements relating to the Project the Project Documents using materials of good quality;

            (iii)  the Construction Period Budget ; and

            (iv)   all Project Permits and Applicable Laws.

     (b)    The Borrower shall not:

            (i) make or permit any change in the structure or identity of the Contractor;

            (ii) issue, agree to or agree to any change order in respect of the Construction Works or the designs, technical specifications or plans for the Construction Works,

            without the prior written consent of the Bank.

     (c)    The Borrower shall not abandon the Project.

17.34 OPERATION

     (a) The Borrower shall procure that the Hotel is operated and maintained by the Operator in accordance with:

            (i)    Good Industry Practice;

            (ii) the requirements relating to the operation in the Project Documents;

            (iii)  the Operating Budget; and

            (iv)   all Project Consents and Applicable Laws.

     (b) The Borrower shall not replace or allow any change to the identity of the Operator without the prior written consent of the Bank.

     (c) The Borrower shall perform or cause the Operator to perform on a timely basis any obligations with respect to the operation, maintenance and repair of the Project.

     (d) The Borrower shall not transfer any shares in the Operator and shall procure that the Operator does not issue any further shares to any party.

17.35 TIMETABLE

     The Borrower shall procure that:

     (a) Practical Completion is achieved by the third (3rd) anniversary of the Term Sheet Date;

     (b) Project Completion is achieved by the fourth (4th) anniversary of the Term Sheet Date; and

     (c) the Economic Completion Date occurs on or prior to the Economic Completion Deadline.

17.36 MAINTENANCE OF PROPERTY

     (a) The Borrower shall and shall procure that the Operator shall keep all of its property and assets useful and necessary in its business in good working order and condition (normal wear and tear excepted).

     (b) The Borrower shall not and shall procure that no other party shall use, maintain, operate or occupy or allow the use, maintenance, operation or occupancy of any portion of the Site or the Project in any manner:

            (i) which constitutes or may constitute a public or private nuisance;

            (ii) which may make void, voidable, liable to cancellation or increase the premium of any of the Insurances or Additional Insurances then in force with respect to the Site or the Project or any part thereof; or

            (iii) otherwise than for the intended purpose thereof in the construction, operation, maintenance and use of the Project.

17.37 COMPLIANCE WITH APPLICABLE LAWS

     The Borrower shall and shall procure that the Operator shall comply with all Applicable Laws in respect of the conduct of its business and the construction, ownership, operation, maintenance and use of the Project and its assets.

17.38 TAXES

     The Borrower shall and shall procure that the Operator shall:

     (a) file, or procure the filing of, all Tax and informational returns that are required to be filed by it in any jurisdiction;

     (b) pay and discharge, when due, all Taxes and other governmental charges imposed on it or its income, property, actions or profits, except for Taxes being contested in good faith by the Borrower by proper proceedings timely instituted, and for which the Borrower sets aside on its books adequate reserves with respect to the contested taxes;

     (c) to the fullest extent it is able to do so, apply any and all Tax credits, losses, reliefs or allowances in the manner and to the extent that they were so taken into account and promptly inform the Bank to the extent that it is not able to do so unless it demonstrates to the satisfaction of the Bank that doing otherwise would result in a material advantage to the Project and could not adversely affect the respective interest of the Bank in any way; and

     (d) not surrender or dispose of any Tax credit, loss, relief or allowance.

17.39 BANK'S ADVISORS

     (a) The Borrower agrees to the Bank's Project Monitor and the Bank's Insurance Consultant carrying out their respective roles described in the Finance Documents, the relevant Project Documents and their respective engagement letters.

     (b) The Borrower shall cooperate with the Bank's Project Monitor and the Bank's Insurance Consultant and any other adviser which the Bank may appoint, and to ensure that each such Person will be provided with all information reasonably required by such Person and will exercise due care to ensure that any information which it may supply to such Person is materially accurate and not, by omission of information or otherwise, misleading in any material respect.

17.40 FURTHER ACTIONS

     The Borrower shall take all further actions and execute and deliver, from time to time as reasonably requested by the Bank, at the Borrower's expense, such other documents as shall be necessary or advisable or that the Bank may reasonably request, in connection with the rights and remedies of the Bank granted or provided for by the Transaction Documents, as applicable, and to consummate the transactions contemplated therein (including, without limitation, actions which are necessary to establish, maintain, protect, perfect and continue the Security Interests created under the Security Documents).

17.41 FINANCIAL COVENANTS

     On and from the Economic Completion Date:

     (a) The Borrower shall procure that on the last day of each Interest Period (including the last day of the Interest Period immediately preceding the Economic Completion Date), the actual Debt Service Cover Ratio for the preceding twelve (12) month period ending on the previous 30 June or 31 December is no less than 1.2:1;

     (b) The Borrower shall procure that the RevPar will be not less than L74.50 (seventy four pounds and fifty pence).

17.42 DURATION

     The undertakings in Section 17 (Covenants and Undertakings) shall remain in force for as long as any amount is or may be outstanding under this Agreement or any Commitment is in force.

18.  INSURANCES

18.1 REQUIRED INSURANCES

     (a) The Borrower shall and shall procure that the Operator shall procure and maintain insurance in the sums and on the terms set out in
            Schedule 12 Part 1 (Insurances) (the "INSURANCES") and shall not amend any of the Insurances without the prior written consent of the Bank.

     (b) The Borrower shall procure that the amendments to the existing Insurances set out in Schedule 12 Part 2 (Insurances - Required Amendments) shall be made to the satisfaction of the Bank and the Bank's Insurance Consultant within sixty (60) days of the date of this Agreement.

18.2 ADDITIONAL INSURANCES

     The Borrower shall and shall procure that the Operator shall procure and maintain such additional insurance ("ADDITIONAL INSURANCE") as may otherwise be required by the Bank to cover new, materially different or increased risks or contingencies arising or occurring after the date of the Initial Advance that would be insured by a reasonable and prudent hotel business (taking into account the availability of such Additional Insurance in the international insurance market on reasonable commercial terms), which are not covered to the reasonable satisfaction of the Bank by the existing Insurances.

18.3 INSURANCE PREMIUMS

     The Insurances and any Additional Insurances above shall be procured and maintained at the expense of the Borrower.

18.4 SUBMISSION OF POLICIES

     (a)    Upon the request of the Bank, the Borrower shall promptly provide a schedule indicating the insurance policies maintained or caused to be maintained by the Borrower, coverage limits of liability, effective dates of coverage, insurance carrier names and policy numbers.

     (b) Each of the policies regarding the Insurances and the Additional Insurances shall be submitted to the Bank upon receipt. Upon the request of the Bank, the Borrower shall promptly provide the Bank and with copies of the insurance contracts relating to the Insurances by at least forty (40) days prior to the dates such policies are required to come into effect in accordance with such
            Schedule 12 (Insurances). Such policies to be in the English language, in form and substance, and issued by companies, satisfactory to the Bank. The Borrower undertakes, at its own cost and expense, to procure any reasonable amendments to the Insurances and Additional Insurances requested by the Bank or the Bank's Insurance Consultant.

     (c) Each of the Insurances and Additional Insurances shall contain provisions specifying that any insurance proceeds shall be deposited directly into the Insurance Proceeds Account.

18.5 COVENANTS RELATING TO INSURANCE

     (a) The Borrower shall ensure that the Bank shall be named as additional beneficiary under the Insurances and Additional Insurances without the right of subrogation.

     (b) The underwriter of each of the policies of the Insurances and Additional Insurances shall undertake in the above-mentioned policies to provide the Bank with at least thirty (30) days written notice prior to the expiry or cancellation of any of the said insurance policies or of any proposed alteration to such policies.

     (c) The list of Insurances shall not prevent the Borrower, at its own cost, from taking out such additional insurances which it deems appropriate at its discretion, nor shall it relieve the Borrower of the responsibility to take out such additional insurances which may become accepted practice in the future.

     (d) Without prejudice to the preceding provisions, the Borrower shall, at its own cost, from time to time take out and maintain all other insurances which the Borrower is required to effect by any Applicable Law.

     (e) If the Borrower fails to take out or maintain in force any of the insurances required by this Section 18 (Insurances), the Bank shall be entitled (without prejudice to its other rights and remedies for the breach) to take out and maintain such part of all of those policies as it considers (in its complete discretion) appropriate and to recover the cost of doing so (including payment of premiums, reasonable administration and other expenses and charges) from the Borrower as a debt due on demand.

     (f) The Borrower shall comply with the conditions stipulated in each of the policies for the Insurances and Additional Insurances.

     (g) The Borrower shall not make any material alteration to the terms of any of the insurance policies for the Insurances and Additional Insurances or do or permit to be done any act or omission the effect of which would be to void such policies, without the prior approval of the Bank.

     (h) The provisions of this Section 18 (Insurances) shall be deemed supplemental to, the provisions of the Transaction Documents that require the maintenance of insurances. In the event that any insurance whatsoever is purchased, taken or otherwise obtained by the Borrower with respect to the Project otherwise than as required hereunder or if not properly endorsed to the Bank as the sole loss payee or beneficiary or otherwise made upon the terms required in this Section 18 (Insurances), such insurance shall be considered assigned by the

            Borrower hereunder to the Bank with the right of the Bank to make, settle, compromise and liquidate any and all claims thereunder, without prejudice to the exercise of any other rights and remedies that the Bank may have under any of the Transaction Documents, or under any Applicable Law.

18.6 INSURANCE PROCEEDS

     (a)    The Bank shall be the first loss payee of all Insurance Proceeds.

     (b) The Insurance Proceeds shall be applied (unless the Bank otherwise specifies) in accordance with the Insurance Proceeds Letter. In the event that Insurance Proceeds are received prior to the execution of the Insurance Proceeds Letter, such Insurance proceeds shall be paid into the Insurance Proceeds Account until such time as the Insurance Proceeds Letter is completed.

19.  ACCOUNTS

19.1 OPERATION OF ACCOUNTS

     (a) The Borrower shall procure that the following accounts shall be opened and maintained at the Facility Office or such other bank or branch as the Bank may approve:

            (i)    a Project Account, in the name of the Borrower;

            (ii)   a Loan Account, in the name of the Borrower;

            (iii) a Debt Service Reserve Account, in the name of the Borrower;

            (iv)   an Insurance Proceeds Account in the name of the Borrower;
                   and

            (v)    an Operating Account, in the name of the Operator,

            and such other accounts as the Bank may from time to time require (the "ACCOUNTS").

     (b) The provisions of this Section 19 (Accounts) shall govern the operation of the Accounts provided that:

            (i) the Borrower shall all complete the Bank's standard account opening forms for each of the Accounts; and

            (ii) subject to the terms of this Agreement, the Bank's standard terms and conditions applicable from time to time shall apply to the Accounts.

     (c) The Bank may require the Borrower to open and maintain additional accounts in order to deal with any category of payment not contemplated in this Section 19 (Accounts). In such case, the Bank and the Borrower shall agree upon the




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            procedures and rules to govern such account in a supplement to this
            Section 19 (Accounts). Any such account shall be deemed an Account.

     (d) The Borrower undertakes to ensure that no Account is closed without the prior written consent of the Bank. The Borrower further undertakes to ensure that it does not establish or maintain any other account at any other bank or financial institution without the prior written consent of the Bank.

19.2 GENERAL INSTRUCTIONS

     (a) No amounts may be withdrawn or transferred from any of the Accounts, and the Borrower may not give any instructions in relation to any of the Accounts, except in accordance with the express terms of this Agreement.

     (b) No Account may go into overdraft and the Borrower shall not issue an instruction with respect to an Account, and the Bank shall not comply with an instruction, to the extent that it would cause the relevant Account to go into overdraft.

     (c) At any time a Default has occurred or is continuing, the Borrower shall not make any withdrawals from the Accounts.

     (d) All amounts withdrawn from an Account for a specific purpose or for payment or satisfaction of a specific liability may be used solely for such purpose or payment.

     (e) Each Account shall earn interest at such rate(s) as may be agreed from time to time by the Borrower and Bank, which shall in any event be the most favourable given to similar customers for similar deposit over similar periods. All interest earned on the balance standing to the credit of an Account shall be credited to the Account in question and the Bank is irrevocably authorised and instructed so to credit such interest.

     (f) The Borrower may require that sums standing to the credit of any Account be invested in short term deposits, in currencies and maturities that match the then current liabilities of the Borrower.

     (g) The Borrower shall not create or permit to subsist any Security Interest on all or any part of the Accounts, other than any Security Interests created by the Security Documents, nor assign, transfer or otherwise dispose of all or any part of its right or title to or interest in the Accounts.

     (h) The Borrower acknowledges that neither any insufficiency of funds in the Accounts, (or any of them), nor any inability to apply any funds in the Accounts (or any of them) against any or all amounts owing under this Agreement, shall at any time limit, reduce or otherwise affect the Borrower's payment obligations under this Agreement.

19.3 LOAN ACCOUNT



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     (a)    The Bank shall provide that all Advances are paid into the Loan
            Account and made available for withdrawal by the Borrower through the Project Account subject to the conditions set forth in Section
            19.3 (Project Account).

19.4 PROJECT ACCOUNT

     (a) The Borrower shall procure that the following will be paid into the Project Account:

            (i)    the proceeds of each Advance;

            (ii) all amounts advanced to the Borrower under the Shareholder Loan Agreements;

            (iii) all amounts advanced to the Borrower as Equity contributions;

            (iv)   all Insurance Proceeds;

            (v) all proceeds of any warranty, indemnify or other claims, damages, refunds or other settlements received by the Borrower from any Project Party in relation to the Project.

     (b) Amounts paid into the credit of the Project Account may only be withdrawn by the Borrower for the following purposes:

            (i) repaying any amounts due to the Bank pursuant to the Finance Documents;

            (ii) funding the Debt Service Reserve Account in the accordance with Clause 19.6 (Debt Service Reserve Account); and

            (iii) making payments to the Shareholders as permitted in accordance with Clause 17.29 (Distributions) and Clause 17.30 (Shareholder Loans); and

            (iv) paying fees to the Project Parties in accordance with the provisions of the Project Documents and this Agreement; and

            (v) paying rent to the lessors pursant to the lease agreements pertaining to the Site; and

            (vi)   as the Bank may otherwise permit in writing.

19.5 OPERATING ACCOUNT

     (a) The Borrower will procure that the Operator will establish and maintain an Operating Account denominated in Sterling in the name of Operator at a bank




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            acceptable to the Bank within six (6) months of the date of this
            Agreement which account shall be charged by way of a first ranking charge to the Bank.

     (b) The Borrower will procure that the Operator promptly deposit in such account all trading receipts and other revenues arising to the Operator or on its behalf in connection with the Hotel.

     (c) Amounts standing to the credit of the Operating Account may be withdrawn by the operator or on behalf of the Borrower only for the purpose of:

            (i) repaying any amounts due to the Bank pursuant to the Finance Documents;

            (ii) paying any costs and expenses properly incurred in the day to day operation of the Hotel; or

            (iii) paying fees due to the Management Company in accordance with the provisions of the Hotel management undertaking or such other management company as shall be appointed in accordance with the terms of this Agreement or otherwise with the prior written consent of the Bank; or

            (ii)  paying rent to the Borrower pursuant to the Lease; and

            (v)    as the Lender may otherwise permit.


     (d) The Borrower shall procure that any amount in excess of the amount necessary to pay budgeted costs and expenses for the day to day operation of the Hotel for the following three month period are transferred on a monthly basis to the Project Account.

19.6 DEBT SERVICE RESERVE ACCOUNT

     (a) The Borrower shall, following Advance of the B Loan and until receipt of written confirmation from the Bank that all amounts due hereunder have been paid, deposit in the Debt Service Reserve Account all of its Operating Profits until such time as there shall be standing to the credit of the Debt Service Reserve Account shall be an amount equal to all payments of principal and interest due pursuant to this Agreement for the forthcoming twelve (12) month period are deposited in the Debt Service Reserve Account.

     (b) No amount maybe withdrawn from the Debt Service Reserve Account without the prior written consent of the Bank.

     (c) The Bank shall be entitled to apply any amounts standing to the credit of the Debt Service Reserve Account in repayment of amounts outstanding hereunder upon an Event of Default.



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
19.7 INSURANCE PROCEEDS ACCOUNT

     (a) The Borrower shall deposit Insurance Proceeds in the Insurance Proceeds Account in accordance with Section 18.6(b)(ii) and (iii) and such Insurance Proceeds shall be applied in accordance with the provisions set out therein.

     (b) The Insurance Proceeds Account shall be pledged in favour of the Bank by way of first ranking fixed charge within sixty (60) days of the date of this Agreement.

20.  DEFAULT

20.1 EVENTS OF DEFAULT

     Each of the events set out in Section 20.1 to 20.21 (inclusive) of this
     Section 20 is an Event of Default (whether or not caused by any reason whatsoever outside the control of the Borrower or any other person).

20.2. NON-PAYMENT

     The Borrower does not, for whatever reason, within three (3) Business Days of the due date pay any amount payable by it under this Agreement or any other Finance Document at the place and in the currency in which it is expressed to be payable.

20.3 BREACH OF OTHER OBLIGATIONS

     (a) The Borrower does not comply with any of the following provisions of Section 4.3 (Conditions Subsequent), 17.18 (Pari passu ranking), 17.19 (Negative pledge), 17.21 (Transactions similar to security), 17.22 (Disposals), 17.23 (Borrowings and Guarantees),
            17.26 (Mergers and Acquisitions), 17.28 (Share capital), 17.29 (Distributions), 17.30 (Shareholder Loans), 17.32 (Project Documents), 17.33 (Construction), 17.34 (Operation), 17.35 (Timetable), 17.41 (Financial covenants) or Section 18 (Insurances) of this Agreement.

     (b) The Borrower does not comply with any provision of any Finance Document (other than those referred to in Sections 20.2 (Non-Payment) and 20.3(a) (Breach of other obligations) above and, if capable of remedy in the opinion of the Bank, that breach is not remedied within fifteen (15) days.

20.4 MISREPRESENTATION

     A representation, warranty or statement made or repeated by the Borrower or any Obligor under any Finance Document is incorrect in any material respect when made or deemed to be made or repeated.

20.5 CROSS DEFAULT



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     (a)    Any Financial Indebtedness of the Borrower or any Obligor is not
            paid when due after giving effect to any grace period applicable thereto;

     (b) An event of default howsoever described (or any event which with the giving of notice, lapse of time, determination of materiality or fulfilment of any other applicable condition or any combination of the foregoing would constitute such an event of default) occurs under any document relating to Financial Indebtedness of the Borrower or any Obligor;

     (c) Any Financial Indebtedness of the Borrower or any Obligor becomes prematurely due and payable and is placed on demand as a result of an event of default (howsoever described) under the document relating to that Financial Indebtedness;

     (d) Any commitment for, or underwriting of, any Financial Indebtedness of the Borrower or any Obligor is cancelled or suspended as a result of an event of default (howsoever described) under the document relating to that Financial Indebtedness; or

     (e) Any Security Interest securing Financial Indebtedness over any asset of the Borrower or any Obligor becomes enforceable,

     provided that it shall not be an Event of Default under this Clause 20.5 (Cross Default) where any of the foregoing has occurred with respect to any party other than the Borrower and such event, in the judgment of the Bank, has not had and is not reasonably likely to have a Material Adverse Effect.

20.6 INSOLVENCY

     The Borrower or any Obligor:

     (a) commits an act of bankruptcy, is, or is deemed for the purposes of any law to be, unable to pay its debts as they fall due or to be insolvent, or admits inability to pay its debts as they fall due; or

     (b) suspends making payments on all or any class of its debts or announces an intention to do so, or a moratorium is declared in respect of any of its indebtedness,

      provided that it shall not be an Event of Default under this Clause 20.6 (Insolvency) where any of the foregoing has occurred with respect to any party other than the Borrower and such event, in the judgment of the Bank, has not had and is not reasonably likely to have a Material Adverse Effect.

20.7  INSOLVENCY PROCEEDINGS

     (a) A resolution for the winding-up, entry into receivership or administration of the Borrower or any Obligor is passed at a meeting of the Borrower or any Obligor.



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     (b)    Any person presents a petition which is not withdrawn or set aside within ninety (90) days for the winding-up, bankruptcy, receivership, reorganisation or for the administration of the Borrower or any Obligor.

     (c) An order (provisional or otherwise) for the winding-up or administration of the Borrower or any Obligor is made.

            provided that it shall not be an Event of Default under this Clause
            20.7 (Insolvency proceedings) where any of the foregoing has occurred with respect to any party other than the Borrower and such event, in the judgment of the Bank, has not had and is not reasonably likely to have a Material Adverse Effect.

20.8 APPOINTMENT OF RECEIVERS AND MANAGERS

     (a) Any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, permanent or interim receiver, administrator or the like is appointed in respect of the Borrower or any Obligor or any material part of their respective assets.

     (b) The directors of the Borrower or any Obligor request the appointment of a permanent or interim liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, interim or permanent receiver, administrator or the like.

            provided that it shall not be an Event of Default under this Clause
            20.8 (Appointment of receivers and manager) where any of the foregoing has occurred with respect to any party other than the Borrower and such event, in the judgment of the Bank, has not had and is not reasonably likely to have a Material Adverse Effect.

20.9 CREDITORS' PROCESS

     Any execution, attachment, sequestration, or other process affecting any material asset of the Borrower or any Obligor, provided that in the event such process is being contested in good faith by appropriate proceedings such process shall constitute an Event of Default only ninety (90) days after its initiation if it has yet to be discharged.

     provided that it shall not be an Event of Default under this Clause 20.9 (Creditor's process) where any of the foregoing has occurred with respect to any party other than the Borrower and such event, in the judgment of the Bank, has not had and is not reasonably likely to have a Material Adverse Effect.

20.10 ILLEGALITY

     (a) It is or becomes unlawful for any member of the Borrower or any Obligor to perform any of its their respective obligations under the Transaction Documents.

     (b) It is or becomes unlawful for any person (other than the Bank) to perform any of its obligations under the Transaction Documents.



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     (c)    Any authorisation required in relation to the performance, validity or enforceability of any Transaction Document is revoked or amended in a manner or to an extent that has a Material Adverse Effect.

20.11 EFFECTIVENESS OF SECURITY

     (a) Any Security Document entered into by an Obligor is not effective or is alleged by such Obligor to be ineffective for any reason.

     (b) If the Bank shall be of the opinion that any Collateral has become or is likely to become damaged or has lost or is likely to lose a material portion of its value.

20.12 PROJECT DOCUMENTS

     (a) Any party to a Project Document does not comply with any provision of that Project Document, in a manner or to an extent that has a Material Adverse Effect.

     (b) Any Project Document is repudiated by a party thereto or is or becomes void or unenforceable.

     (c) Any obligation assumed by a party under a Project Document ceases to be a valid and binding obligation of, or is repudiated by, that party or becomes void or unenforceable.

     (d) Any Project Document terminates in each case otherwise than by reason of full performance of the Project Document or expiry of its term.

20.13 ABANDONMENT

     The Borrower abandons all or a material part of the Project.

20.14 NATIONALISATION

     Any step is taken by a government body with a view to the seizure, expropriation or nationalisation of all or a material part of the Project.

20.15 EVENT OF LOSS

     (a) There is a loss of any substantial part of the Project or the use thereof due to destruction or substantial loss or damage, which is uninsured or which available proceeds of insurance including government insurance are inadequate to repair; or

     (b) An event, circumstance or condition occurs which results in an insurance settlement with respect to any substantial part of the Project on the basis of a total loss or constructive total loss.



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20.16 PROJECT PERMITS

     Any Project Permit required in relation to the Project or the entry into performance, validity or enforceability of any Project Document is amended, suspended or revoked and has not been restored within a period of thirty
     (30) days thereof.

20.17 OWNERSHIP OF THE BORROWER

     (a) Any change in the ownership of the Borrower or the Operator, except with the prior consent of the Bank.

     (b)    Elscint shall cease to own at least 51% of BEA Hotels N.V.

     (c) The Papouchado family shall cease to beneficially own at least 51% of Euro Sea Hotels. N.V.

20.18 FORCE MAJEURE

     Upon the occurrence and continuance of an event of Force Majeure for a period which would allow any person (other than the Borrower) to exercise a right of termination under any Project Document.

20.19 INSURANCE

     Any Insurance required in accordance with the Transaction Documents:

     (a) is not or ceases to be in full force and effect and has not been replaced in accordance with the Transaction Documents prior thereto; or

     (b) is avoided or any insurer is or will be entitled to avoid or otherwise materially reduce its liability under any policy relating thereto or any insurer repudiates or will be entitled to repudiate any Insurance or any Security Interests of the Bank therein (unless before such avoidance, reduction, or repudiation, the Borrower replaces such insurer with the result that such avoidance, reduction, or repudiation is prevented).

20.20 LEASE AND APPOINTMENT OF MANAGEMENT COMPANY

     At least nine (9) months prior to Practical Completion:

     (a) the Borrower or the Operator shall have entered into an agreement with a third party acceptable to the Bank on terms satisfactory to the Bank for the management of the Hotel;

     (b) simultaneously within the execution of the management agreement pursuant to (a) above, the Borrower shall procure that the management company enters into a direct agreement with the Bank, on terms and in a form satisfactory to the Bank; and



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            (c)   the Borrower and the Operator shall have entered into the
                  Lease which shall be charged in favour of the Bank in form and substance satisfactory to the Bank.

20.21 MATERIAL ADVERSE EFFECT

     Any event, condition or circumstance or series of events, conditions or circumstances occurs which, in the opinion of the Bank, has had or could reasonably be expected to have a Material Adverse Effect.

20.22 ACCELERATION; OTHER REMEDIES

     On and at any time after the occurrence of an Event of Default (which is continuing, unremedied and unwaived) the Bank may by notice to the
     Borrower:

     (a)    cancel the undrawn part of the Facility; and/or

     (b) demand that all or part of the Advances, together with accrued interest and all other amounts accrued under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

     (c) demand that all or part of the Advances together with accrued interest and all other amounts accrued under the Finance Documents be payable on demand, whereupon they shall immediately become payable on demand by the Bank; and/or

     (d) give any notice regarding the payment of Insurance Proceeds in accordance with Section 18.6 (insurance Proceeds);

     (e) proceed to enforce or exercise any or all of the rights, remedies and powers available to it under all or any of the Transaction Documents and to enforce all or any remedies thereunder in accordance with Applicable Law.

21.  FEES

21.1 PREPARATION FEE

     The Borrower shall pay the Bank a preparation fee equal to 0.25% of the Facility upon the drawdown of the Initial Advance.

21.2 COMMITMENT FEE

     The Borrower shall:

     (a) as regards the A Loan, pay to the Bank a commitment fee at the rate of 0.25% per annum for the period from the date of this Agreement, up to and including the last Day of the A Loan Availability Period.



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     (b)    The fee shall accrue from day to day and be calculated on the daily undrawn balance of the A Loan.

     (c) The calculation shall, in each case, be made on the basis of the actual number of days elapsed on a 360 day year.

     (d) The fees shall be payable in arrears on each Interest Due Date with the accrued fee up to the date of this agreement payable upon the drawdown of the Initial Advance.

21.3 ADVISERS' FEES

     The Borrower shall pay the costs and expenses of all third party advisers appointed by the Bank (including, without limitation, Bank's Project Monitor, the Bank's Insurance Consultant and legal advisers).

21.4 VAT

     Any fee referred to in this Section 21 (Fees) is exclusive of any value added tax or any other Tax which might be chargeable in connection with that fee. If any value added tax or other Tax is so chargeable, it shall be paid by the Borrower at the same time as it pays the relevant fee.

22.  COSTS AND EXPENSES

22.1 INITIAL AND SPECIAL COSTS

     The Borrower shall forthwith on demand pay the Bank the amount of all costs and expenses (including legal fees) incurred by the Bank for the services of external advisers, in connection with:

     (a) the review of the Transaction Documents and any other agreements to which the Borrower is or becomes a party;

     (b)    the negotiation, preparation, printing and execution of:

            (i) this Agreement and any other documents referred to in this Agreement; and

            (ii) any other Finance Document executed after the date of this Agreement; and

     (c) any amendment, waiver, consent or suspension of rights (or any proposal for any of the foregoing) requested by or on behalf of the Borrower and relating to a Transaction Document or a document referred to in any Transaction Document;

     (d)    any refinancing which the Borrower may seek to enter into.



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22.2 ENFORCEMENT COSTS

     The Borrower shall forthwith on demand pay to the Bank the amount of all costs and expenses (including legal fees) incurred by the Bank for the services of external advisers, in connection with:

     (a) the enforcement of, or the preservation of any rights under, any Finance Document; or

     (b)    in investigating any possible Default.

22.3 RETENTION

     The Bank may:

     (a)    retain sums from any Advance; or

     (b)    apply amounts held in the Accounts;

     toward payment in full of any costs and expenses referred to in this
     Section 22 (Costs and Expenses) and Section 23 (Stamp Duties).

23.  STAMP DUTIES

     The Borrower shall pay, and forthwith on demand indemnify the Bank against any liability it incurs in respect of, any stamp, registration and similar tax which is or becomes payable in connection with the entry into, registration, recording performance or enforcement of any Finance Document.

24.  INDEMNITIES

24.1 CURRENCY INDEMNITY

     (a) If the Bank receives an amount in respect of the Borrower's liability under the Finance Documents or if that liability is converted into a claim, proof, judgment or order in a currency other than the currency (the "CONTRACTUAL CURRENCY") in which the amount is expressed to be payable under the relevant Finance Document:

            (i) the Borrower shall indemnify the Bank as an independent obligation against any loss or liability arising out of or as a result of the conversion;

            (ii) if the amount received by the Bank, when converted into the contractual currency at a market rate in the usual course of its business is less than the amount owed in the contractual currency, the Borrower shall forthwith on demand pay to the Bank an amount in the contractual currency equal to the deficit; and



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            (iii)  the Borrower shall forthwith on demand pay to the Bank concerned any exchange costs and taxes payable in connection with any such conversion.

     (b) The Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

24.2 PAYMENT INDEMNITIES

     (a) In the event that any payment of principal is received by the Bank from any source otherwise than on the relevant Payment Date or any payment of interest or any other overdue amount is received by the Bank from any source otherwise than on the relevant Interest Due Date relative to the amount so received, the Borrower shall forthwith on demand (which shall include details of the loss or liability incurred) indemnify the Bank against the loss or liability by the Bank due to such payment being made other than on the relevant Payment Date or Interest Due Date.

     (b) The Borrower's liability includes any loss of margin or other loss or expense on account of funds borrowed, contracted for or utilised to fund or maintain the contribution of the Bank to any amount payable under any Finance Document, any amount repaid or prepaid or any or all of the Advances.

24.3 OTHER INDEMNITIES

     (a) The Borrower shall forthwith on demand (which shall include details of the loss or liability incurred) indemnify the Bank against any loss or liability properly incurred that the Bank incurs as a consequence of:

            (i)    the occurrence of any Event of Default or Potential
                   Default;

            (ii)   the operation of Section 20.21 (Acceleration; Other
                   Remedies);

            (iii) an Advance not being made after the Borrower has delivered an Advance Request for the Advance, or any Advance (or part thereof) not being prepaid in accordance with a notice of prepayment; or

            (iv) any Environmental Claim or any actual or alleged breach of any Environmental Law or Environmental Licence to the extent that the loss or liability incurred by the Bank would not have arisen if this Agreement or any of the other Finance Document had not been executed.

     (b) The Borrower's liability in each case includes any loss of margin, profit or other loss or expense on account of funds borrowed, contracted for or utilised to fund or maintain the contribution of the Bank to any amount payable under any Finance Document, any amount repaid or prepaid or any or all of the Advances.



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25.  EVIDENCE AND CALCULATIONS

25.1 ACCOUNTS

     Accounts maintained by the Bank in connection with the Agreement are prima facie evidence of the matters to which they relate.

25.2 CERTIFICATES AND DETERMINATIONS

     Any certification or determination by the Bank of a rate or amount under the Finance Documents is, in the absence of manifest error, prima facie evidence of the matters to which it relates.

26.  AMENDMENTS AND WAIVERS

26.1 AMENDMENTS

     Any term of the Finance Documents may be amended or waived with the prior written consent of the Borrower and the Bank. Bank

26.2 WAIVERS AND REMEDIES CUMULATIVE

     The rights of the Bank under the Finance Documents:

     (a)    may be exercised as often as necessary;

     (b) are cumulative and not exclusive of their rights under the general law; and

     (c)    may be waived only in writing and specifically.

     Delay in exercising or non-exercise of any such right is not a waiver of that right.

27.  CHANGES TO THE PARTIES

27.1 TRANSFERS BY BORROWER

     The Borrower may not assign, transfer or dispose of any interest, rights or obligations under the Finance Documents except with the prior written consent of the Bank.

27.2 ASSIGNMENTS AND TRANSFERS BY BANK

     (a) The Bank may, subject to Section 27.2(b) below, at any time assign and transfer any part of the Facility and/or any of its rights and/or obligations under this Agreement to another bank or financial institution.

     (b) If, as a result of any such assignment, transfer or novation, the Bank will no longer remain responsible under this Agreement, the Borrower shall be


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            entitled, notwithstanding the provisions of Section 7.2, to prepay all Advances on the last day of any Interest Period without incurring any prepayment fee.

     (c) The Borrower shall execute and do all such transfers, assignments, novations, assurances, acts and things as the Bank may require for perfecting and completing any such assignment, transfer or novation, and releasing the Bank from and imposing on the Assignee Lender the Bank's obligations under this Agreement to the extent the same are transferred, assigned or novated. All agreements, representations and warranties made in this agreement shall survive any assignment made pursuant to this clause and shall also inure to the benefit of all Assignee Lenders.

      (d) The Borrower shall not be under greater liability under Clause 12.1 (Gross Up) or Clause 14 (Increased Costs) in the case of an assignment or transfer by the Bank than it would have been in the absence of the assignment or transfer. The greater liability should be tested only at the time of the assignment or transfer, so that, if subsequent thereto, taxes are imposed or increased costs arise, the assignee or transferee is not limited.

28.  DISCLOSURE OF INFORMATION

28.1 DISCLOSURE

     The Bank may disclose to any one of its Affiliates or any person with whom it is proposing to enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement:

     (a)    a copy of any Transaction Document; and

     (b) any information which such person has acquired under, in connection with or in relation to any Transaction Document or any interest of such person therein.

29.  SET-OFF

     (a) The Bank shall have the right of possession, lien and set-off over any amounts, assets and rights including gold, securities, coins, bank notes, documents in respect of goods, insurance policies, bills, assignments of rights, deposits, collaterals and their countervalue held at the Bank at any time for the Borrower or on the Borrower's behalf including such as have been delivered to the bank for collection, security, safe-keeping or otherwise. The Bank shall be entitled to retain the said assets until payment in full of the above sums or to realize the by selling them and applying the countervalue thereof in whole or in part to the payment of the above sums.

     (b) Without derogating from the Bank's right of lien in accordance with sub-section (a) above, the Bank may at any time, but shall not be obliged:

            (i) to apply to any amounts owed by the Borrower, any amounts owed to the Borrower by the Bank in any account or manner or for any reason

                   (even before the maturity of the amounts owed to the Borrower by the Bank as aforesaid).

            (ii) to purchase for the Borrower's account, any amount in foreign currency which may be required for payment of any of the amounts owed by the Borrower, or to sell any foreign currency standing to the Borrower's credit at the Bank and to apply the proceeds to the payments of any of the amounts owed by the Borrower.

            (iii) to debit any of the Borrower's accounts with any of the amounts owed by the Borrower, irrespective of whether the Borrower has been called upon to effect payment thereof pursuant hereto or not.

            (iv) In any event the Bank may effect set-off without any prior notice. However, in the following cases, the Bank may effect such set-off by giving the Borrower 10 (ten) days' notice prior to effecting such set-off:

                   (1) in case of applying any amounts prior to their maturity.

                   (2) in case of applying any time deposit which but for such application would have been automatically extended or renewed, so that certain rights or benefit would have accrued to me.

                   (3) notwithstanding sub-section (b)(v)(1) above, if the delay in effecting such application might be detrimental to the Bank or affect any of its rights, such application may be made immediately. Moreover, where notice has been sent to the Borrower and in the course of the 10 day period an attachment order or a receivership notice affecting the Borrower is received or a similar event occurs, such application may be made immediately.

            (v) Any purchase or sale under sub-section (b)(ii) above, shall be effected at the rate of exchange prevailing at the Bank, out of the amounts in Israeli currency or foreign currency, as the case may be, standing to the Borrower's credit at the Bank, or which may be obtained by realizing collaterals given or which may have been given by the Borrower to the Bank.

                   The term "the rate prevailing at the Bank" shall mean, with respect to any purchase of foreign currency for the Borrower's account, the highest rate for cheques and transfers at which the Bank at any relevant time generally sells to its customers the relevant foreign currency against Israeli currency, in addition to any conversion charge, tax, levy, compulsory payments or any other similar payments; and with respect to any sale of foreign currency from the Borrower's account, the lowest rate for cheques and transfers at which the Bank at any relevant time generally purchases from its customers the relevant foreign currency against pounds sterling, after deducting any conversion charge, tax, levy, compulsory payments or any other similar payments.

     (c) The Borrower hereby instructs and authorizes the Bank to debit from time to time the Loan Account and the Revenue Account with the amount required to pay the above sums.

            These instructions and authorization do not derogate from the Bank's right to debit the Loan Account and the Revenue Account as provided in this Section 28. If the state of the Loan Account and the Revenue Account does not allow it to be debited by the Bank in order to effect final payment of any amount on account of the above sums, the Bank may disregard the Borrower's instructions and authorization and if the Bank has acted accordingly, the Bank may reverse any such debit and treat any amount the debit of which was reversed as an unpaid amount on account of the above sums and accordingly to take whatever action it sees fit pursuant to the provisions hereof.

     (d) The Bank shall be entitled at any time to debit any of the Borrower's accounts (including such accounts held by the Borrower jointly and severally with other parties) with any sum due or which shall be due from the Borrower in any way and apply any sums received from or for the Borrower, to whichever account it may see fit and to pass any amount standing to my credit to any other account, as it may see fit.

30.  SEVERABILITY

     If a provision of any Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

     (a) the validity or enforceability in that jurisdiction of any other provision of the Finance Documents; or

     (b) the validity or enforceability in other jurisdictions of that or any other provision of the Finance Documents.

     Where provisions of any Applicable Law resulting in such illegality, invalidity or unenforceability may be waived, they are hereby waived by Borrower and the Bank to the full extent permitted by Applicable Law so that the Finance Documents shall be deemed valid and binding agreements, in each case enforceable in accordance with their respective terms.

31.  COUNTERPARTS

     Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.



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
32.  NOTICES

32.1 GIVING OF NOTICES

     All notices or other communications under or in connection with the Finance Documents shall be given in writing and, unless otherwise stated may be made by letter or facsimile. Any such notice will be deemed to be given as follows:

     (a)    if by letter, when delivered personally or on actual receipt;

     (b)    if by facsimile, when received in legible form.

     However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

32.2 ADDRESSES FOR NOTICES

     (a) The address and facsimile number of each Party (other than the Borrower and the Bank) for all notices under or in connection with the Finance Documents are:

            (i) Bank those notified by that Party for this purpose to the Bank on or before the date it becomes a Party; or

            (ii) any other notified by that Party for this purpose to the Bank by not less than five Business Days' notice.

     (b)    The address and facsimile number of the Borrower are:

            Riverbank Hotel Holding B.V.
             Dufaystraat 5-hs
            1075 GR AmsterdamThe Netherlands

            Attention:  Mr. Chen Moravsky
            Facsimile:  +31-20-305 8355

            or such other as the Borrower may notify to the Bank by not less than five Business Days' notice.

     (c)    The address and facsimile number of the Bank are:

            Bank Hapoalim B.M.
            8/12 Brook Street
            London W1Y 1AA
            Attention:
            Facsimile:

            with a copy to:

            Herzog, Fox & Neeman
            Asia House
            4 Weizmann Street
            Tel Aviv, Israel

            Attention:  Alan Sacks
            Facsimile:  +972 3 696 6464

            or such other as the Bank may notify to the other Parties by not less than 5 Business Days' notice.

33.  LANGUAGE

     All documents to be furnished, delivered or provided and all other communications to be given or made under or in connection with the Finance Documents shall be in English.

34.  SURVIVAL

     All indemnities set forth in any of the Finance Documents or Equity Documents shall survive the execution and delivery of each such Finance Document and Equity Document, any cancellation or termination of any of the Commitments, the termination of any Finance Document or Equity Document, the making and repayment of the Advances and the Notes and any transfer of the Notes or the rights and obligations of the Bank under any Finance Document or Equity Document.

35.  BORROWER IN CONTROL

     In no event shall the rights and interests of any Finance Party under the Transaction Documents be construed to give any such party, or be deemed to indicate that any such party has, control of the business, management or properties of the Borrower or power over the daily management functions and operating decisions made by Borrower.

36.  GOVERNING LAW AND JURISDICTION

36.1 LAW

     This Agreement and all disputes and matters relating hereto shall be governed by and construed in accordance with the laws of England.

36.2 JURISDICTION

     The Borrower irrevocably agrees for the benefit of the Bank that any legal action arising out of or relating to this agreement may be brought in the Royal Courts of Justice, England and irrevocably submits to the non-exclusive jurisdiction of such courts and, without prejudice to the foregoing, further submits to the non-exclusive jurisdiction of such other courts as shall be designated by the Bank as being an appropriate forum.

36.3 PROCESS AGENT

     The Borrower irrevocably appoints Mr. Ron Mehditache of 10 Albert Embankment, London, SE1 7SP, United Kingdom as its agent to receive and acknowledge on its behalf service of any writ, summons, order, judgment or other notice of legal process in England. If for any reason the agent named above (or its successor) no longer serves as agent of the Borrower for this purpose, the Borrower shall promptly appoint a successor agent and notify the Bank of the same. Until the Bank receives such notification, it shall be entitled to treat the agent named above (or its said successor) as the agent of the Borrower for the purposes of this Section. The Borrower agrees that any such legal process shall be sufficiently served on it if delivered to such agent for service at its address for the time being in England whether or not such agent gives notice of the same to the Borrower.

36.4 NO LIMITATION ON RIGHT OF ACTION

     Nothing in this agreement shall limit the right of the Bank to commence any legal action against the Borrower and/or its assets in any other jurisdiction or to serve process in any manner permitted by law and the taking of proceedings in any jurisdiction shall not preclude the Bank from taking proceedings in any other jurisdiction whether concurrently or not.

36.5 WAIVER - FINAL JUDGMENT CONCLUSIVE

     The Borrower irrevocably and unconditionally waives any objection which it may now or hereafter have to the choice of England (or the choice of any other jurisdiction made pursuant to Section 36.2 (Jurisdiction)) as the venue of any legal action arising out of or relating to this agreement and agrees not to claim that any court in that venue is not a convenient or proper forum. The Borrower also agrees that a final judgment against it in any such legal action shall be final and conclusive and may be enforced in any other jurisdiction and that a certified or otherwise duly authenticated copy of the judgment shall be conclusive evidence of the fact and amount of its indebtedness.

37.  WAIVER OF IMMUNITY

     The Borrower irrevocably and unconditionally:

     (a) agrees that if the Bank brings proceedings against it or its assets in relation to a Finance Document, no immunity from those proceedings (including, without limitation, suit, attachment prior to judgment, other attachment, the obtaining or judgement, execution or other enforcement) will be claimed by or on behalf of itself with respect to its assets;

     (b) waives any such right of immunity which it or its assets now has or may subsequently acquire; and

     (c) consents generally in respect of any such proceedings to the giving of any relief or the issue of any process in connection with those proceedings, including, without limitation, the making, enforcement or execution against any assets whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in those proceedings.

                THIS SPACE HAS BEEN LEFT INTENTIONALLY BLANK.

THIS AGREEMENT HAS BEEN ENTERED INTO ON THE DATE STATED AT THE BEGINNING OF THIS AGREEMENT.

SIGNATORIES

BY:   /S/                                    BY:  /S/
      ----------------------------                ------------------------
      BORROWER                                    BANK

      NAME:                                       NAME:
      TITLE:                                      TITLE:

                                   SCHEDULE 1

                                     PART 1

                         CONDITIONS PRECEDENT DOCUMENTS

                             (CONDITIONS PRECEDENT)

1.   LOAN AGREEMENT

     This Agreement duly executed by the Borrower.

2.   OTHER DOCUMENTS

     Security Documents

     Each of the following items duly executed by each party thereto (other than the Bank):

     2.1    the Debenture;

     2.2    the Charges over Shares;

     2.3    the Guarantees; and

     2.4    the Charge over Accounts.

3.   CONSTITUTIONAL DOCUMENTS

     In relation to the Borrower and each Obligor, a certificate signed by a Director of such Party attaching true and complete copies of each of the following:

            3.1 its certificate of incorporation, all certificates on change of name, memorandum and articles of association, by-laws (if any) and other constitutional documents;

            3.2    resolutions of its board of directors:

                   (a) approving the execution, delivery and performance by such Party of each Finance Document to which it is to be a party; and

                   (b) authorising a person or persons to sign and, if required, to affix its corporate seal to each such Finance Document, and all other documents, notices and requests required in connection with the Facility or the Project; and

            3.3    the specimen signature(s) of the person(s) referred to in
                   Section 3.2 of this Schedule;

4.   CORPORATE STRUCTURE

     A copy of a company structure chart identifying each of the shareholders in the Borrower and each Obligor, their place of incorporation, the class and number of shares held by them and the percentage ownership of share capital which that shareholding represents.

5.   EQUITY

     Evidence that the greater of not less than 30 per cent of the Project Costs to date have been contributed in Equity to the Borrower.

6.   FINANCIAL AND BUSINESS

     A copy of each of the following:

     6.1 the audited annual accounts of the Borrower and each Obligor (other than Atlantic Pacific Enterprises B.V.) for its financial year ending 31 December 2002, together with the auditors report in respect of each such set of accounts; and

     6.2 the current Construction Period Budget and Operating Budget, in form and substance satisfactory to the Bank.

7.   AUTHORISATIONS

     Receipt of a copy of all authorisations, permits, licences, approvals and consents required for the consummation of the transactions contemplated under the Transaction Documents.

8.   ADVISERS' REPORTS

     Receipt of an:

     (a)    Initial report from the Bank's Technical Advisor; and

     (b)    an insurance report from the Bank's Insurance Advisor,

     in form and substance satisfactory to the Agent.


9.   INTELLECTUAL PROPERTY

     A schedule of all logos, trade marks, patents, design rights and other intellectual property owned or licensed by any Obligor in relation to the Hotel (including as regards the name "Riverbank Hotel") and copies of all agreements or licences thereto.

10.  LICENSING AND PERMITS

     10.1 A copy of each of the Project Permits, to the extent obtained prior to the date of the first drawdown under this agreement, and a report addressed by the Borrower to the Lender giving details of each of those Project Permits and setting out a projected timescale for acquiring each outstanding Project Permit.

     10.2 Evidence that all other approvals, authorizations, licences, exemptions, filings and notarizations required in relation to the Financing Documents or the Project have been obtained and are in full force and effect.

11.  INSURANCES

     12.1 Evidence, in form and substance satisfactory to the Bank, that all Insurances required to be in effect at the Drawdown Date of the Initial Advance pursuant to Schedule 12 (Insurances) are in full force and effect and all premiums in relation to those insurances have been paid.

     12.2   Copies of all policies of the Insurances.

12.  SECURITY MATTERS

     (a) Evidence, in form and substance satisfactory to the Bank, that the Security Interests created by the Security Documents have been duly perfected and registered at any relevant companies' or other register.

     (b) Evidence, in form and substance satisfactory to the Bank, that each relevant Person has provided the Bank with consents and such other forms as may be necessary for the Bank (without any further action on the part of any other person) to register and perfect each Security Interest created by each Security Document.

13.  ACCOUNTS

     Evidence that each of the Accounts have been opened in accordance with the Account Bank's standard account mandate forms.

14.  LEGAL OPINIONS

     Legal opinions, in form and substance satisfactory to the Bank from:

     (a) Bird & Bird, Dutch legal adviser to the Borrower, Atlantic Pacific Enterprises B.V. and Zilver-Berk B.V. addressed to the Bank.

     (b) Kanter Jules, English legal adviser to the Borrower, addressed to the Bank.

     (c) Offer Vargon Avnon & Co., Israeli legal adviser to Red Sea Club Ltd., addressed to the Bank.

     (d) Adv. Marc Lavine, in-house counsel to Elscint Ltd., addressed to the Bank.

16.  MISCELLANEOUS

     16.1 Written confirmation from the person appointed by the Borrower as its process agent pursuant to Section 36.3 (Process agent) of this Agreement that such appointment is accepted.

     16.2 Written confirmation from the persons appointed by each other Obligor as process agent in connection with each other Financing Document to which such Obligor is party that such appointment is accepted.

     16.3 An undertaking from Park Plaza Hotels Europe Limited in favour of the Bank, that they will agree to manage the Hotel and shall enter into a management agreement for such purpose upon request by the Borrower.

                                   SCHEDULE 1

                                     PART 2

                              CONDITIONS SUBSEQUENT

1. The Borrower shall procure that the Insurances be amended in accordance with Schedule 12 Part 2 (Insurances - Required Amendments).

2.   The Borrower shall provide those Collateral Warranties  as set out in
     Part 3 of this Schedule 1.

3. The Borrower shall provide copies of the letters of appointment of the Professional Team to the Bank.

4.   The Borrower shall procure that the Supplemental Debenture is executed.

5. A legal opinion from Kanter Jules, English legal adviser to the Borrower, in form and substance satisfactory to the Bank, addressed to the Bank regarding the Supplemental Debenture.

6. The Borrower shall procure that the consent of The Mayor and Burgess of the London Borough of Lambeth to the assignment of the lease dated 14 February 2002 from Albert Hotel Limited to the Borrower be received.

7. The Borrower shall have provided an updated valuation in form and substance satisfactory to the Bank from Knight Frank certifying the total value of the Project to be L110,000,000 (one hundred and ten million pounds).

8. The Borrower provide to the Bank a copy of the executed Insurance Proceeds Letter, in form and substance satisfactory to the Bank.

                                   SCHEDULE 1

                                     PART 3

                              COLLATERAL WARRANTIES

1. Amended Collateral Warranties (to the extent possible), in form and substance satisfactory to the Bank, from:

     (a)    Skanska Cementation Foundations

     (b)    McGee & Company Limited

2. Amended Collateral Warranties, in form and substance satisfactory to the Bank, from:

     (a)    Bourne Steel Limited

     (b)    EJ Bedekabiner A/s

     (c)    RTT Engineering Services Limited

     (d)    Alu-Glass UK Limited

3. Collateral Warranties, in form and substance satisfactory to the Bank, from:

     (a) Gear Construction Management Limited (as Planning Supervisor, Quantity Surveyor and Management Contractor)

     (b)    Applied Geotechnical Engineering (to the extent possible)

     (c)    Isometrix (to the extent possible)

     (d)    Shachak Communication Engineering

                                   SCHEDULE 2

                          ADDITIONAL COSTS RATE FORMULA

1. The Additional Costs Rate applicable to an Advance denominated in Sterling for each Interest Period shall, subject to paragraph 4 and 5 below, be determined according to the following formula:

                           A (D - E) + BD + C (D - F)
                           --------------------------
                                  100 - (B + C)


     where on the day on which the calculation falls to be made:


     A is the level of secured loans which the Bank is required by the Bank of England to maintain in the money market, expressed as a percentage of Eligible Liabilities;

     B is the level of interest free cash balances which the Bank is required to maintain with the Bank of England, expressed as a percentage of Eligible Liabilities;

     C is the level of interest-bearing Special Deposits which the Bank is required to maintain with the Bank of England, expressed as a percentage of Eligible Liabilities;

     D is the interest rate at which Sterling deposits for the Relevant Period are offered to the Bank in the London Interbank Market at or about 11.00 am on the requested date of drawdown relating to the Advance concerned;

     E is the lower of D% and the interest rate offered by discount houses to the Bank for secured callable fixtures at or about 11.00am on the requested date of drawdown relating to the Advance concerned; and

     F is the lower of D% and the interest rate payable by the Bank of England to the Bank on interest-bearing Special Deposits.

2.   For the purposes of this schedule 2:

     2.1 ELIGIBLE LIABILITIES and SPECIAL DEPOSITS shall bear the meaning given to them from time to time by the Bank of England; and

     2.2    RELEVANT PERIOD means the duration of the relevant Interest Period.

3. The Additional Costs Rate shall be calculated at or about 11.00 am on the first day of each Relevant Period and shall be payable on the date on which interest is payable in respect of the relevant Advance in accordance with the terms of this agreement.

4. The Bank shall determine the Additional Costs Rate by application of the formula set out in paragraph 11 above on the first day of each Relevant Period (rounding up or down to the nearest whole multiple of 1/32nd of one per cent.).

5. In the event that there is any change in applicable law or regulation, or the interpretation thereof, by any governmental authority charged with the administration thereof, or in the nature of any request or requirement by the Bank of England, or other applicable banking authority, the effect of which is to impose, modify or deem applicable any reserve, special similar requirements against assets held by, or deposits in, or for the deposit, liquidity or account of, or advances by the Bank, or in any other respect whatsoever, the Bank shall be entitled to vary the formula set out in paragraph 1 above so as (but only so as) to restore the Bank's position - in terms of overall return to the Bank
     - to that which prevailed before such change became necessary. The Bank shall notify the Borrower of any such necessary variation to the formula and the formula, as so varied, shall be the formula for the purposes of this agreement with effect from the date of notification.

                                   SCHEDULE 3

                               CHARGES OVER SHARES

                                   SCHEDULE 4

                          BORROWER CHARGE OVER ACCOUNTS

                                   SCHEDULE 5

                          OPERATOR CHARGE OVER ACCOUNTS

                                   SCHEDULE 6

                                    DEBENTURE

                                   SCHEDULE 7

                             SUBORDINATION AGREEMENT

                                   SCHEDULE 8

                    COMPLETION AND COSTS OVERRUN GUARANTEE

                                   SCHEDULE 9

                               REPAYMENT SCHEDULE

                                   SCHEDULE 10

                              OTHER PROJECT PERMITS

                                   SCHEDULE 11

                            FORM OF ADVANCE REQUESTS

                                   SCHEDULE 12

                                     PART 1

                                   INSURANCES

1.    Contracts Works Insurance

2.    Third Party Liability Insurance

3.    Public and Products Liability Insurance

4.    Business Interruption Insurance

                                   SCHEDULE 12

                                     PART 2

                        INSURANCES - REQUIRED AMENDMENTS

1. The amendments set out in the letters of the Bank's Insurance Consultant to the Bank dated 7 December 2003 and 11 December 2003 (based upon the Bank's Insurance Consultant's review of the cover notes of the Insurances) which shall be made to the satisfaction of the Bank:

                                   SCHEDULE 13

                                PROFESSIONAL TEAM